                                                                    EXHIBIT 10.6

                              SENIOR LOAN AGREEMENT

                           Dated: As of June_____2003

                                     Between

          NNN NetPark, LLC, NNN NetPark 1, LLC, NNN NetPark 2, LLC, NNN
           NetPark 3, LLC, NNN NetPark 4, LLC, NNN NetPark 5, LLC, NNN
             NetPark 6, LLC, NNN NetPark 7, LLC, NNN NetPark 8, LLC,
          NNN NetPark 9, LLC, NNN NetPark 10, LLC, NNN NetPark 12, LLC,
            NNN NetPark 13, LLC, NNN NetPark 14, LLC, NNN NetPark 15,
         LLC, NNN NetPark 16, LLC, NNN NetPark 17, LLC, NNN NetPark 18,
         LLC, NNN NetPark 19, LLC, NNN NetPark 20, LLC, NNN NetPark 21,
               LLC, NNN NetPark 22, LLC, NNN NetPark 23, LLC, NNN
                      NetPark 24, LLC, NNN NetPark 25, LLC

                   (individually and collectively "Borrower")

                                       and

                  FLEET NATIONAL BANK ("Administrative Agent")

                                       And

                              FLEET NATIONAL BANK

                                       And

                       FLEET SECURITIES, INC. ("Arranger")

                FORTY-FOUR MILLION SEVEN HUNDRED THOUSAND DOLLAR
                           ($44,700,000.00) TERM LOAN

                               SECURED BY PROPERTY

             LOCATED AT 5701 E. HILLSBOROUGH AVENUE, TAMPA FLORIDA

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                               TABLE OF CONTENTS

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1.     BACK GROUND...........................................................   1

       1.1  Defined Terms....................................................   1
       1.2  Borrow...........................................................   1
       1.3  Land and Improvements; Property..................................   1
       1.4  Use of Loan Proceeds.............................................   2
       1.5  Loan.............................................................   2
       1.6  Borrower Agent...................................................   2

2.     LOAN PROVISIONS.......................................................   2

       2.1  Amount of Loan...................................................   2
       2.2  Term of Loan; Extension Rights...................................   2
       2.3  Interest Rate and Payment Terms..................................   2

             2.3.1  Borrower's Options.......................................   3
             2.3.2  Selection To Be Made.....................................   3
             2.3.3  Notice...................................................   3
             2.3.4  If No Notice.............................................   3
             2.3.5  Telephonic Notice........................................   3
             2.3.6  Limits On Options........................................   4
             2.3.7  Payment and Calculation of Interest Principal............   4
             2.3.8  Prepayment...............................................   4
             2.3.9  Maturity.................................................   4
             2.3.10 Method of Payment; Date of Credit........................   5
             2.3.11 Billings.................................................   5
             2.3.12 Default Rate.............................................   5
             2.3.13 Late Charges.............................................   5
             2.3.14 Calculation of Yield Maintenance.........................   5
             2.3.15 Make Whole Provision.....................................   7

       2.4  LoanFees.........................................................   7

       2.5  Acceleration.....................................................   7
       2.6  Conditions to Extending Loan.....................................   8

             2.6.1  No Default...............................................   8
             2.6.2  Notice From Borrower.....................................   8
             2.6.3  Loan to Value............................................   8
             2.6.4  Debt Service Coverage....................................   8
             2.6.5  Previous Extensions Properly Exercised...................   8
             2.6.6  Extension Fee............................................   8
             2.6.7  Additional Documents.....................................   8
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             2.6.8  Before End of Term.......................................   8
       2.7  Additional Provisions Related to Interest Rate Selection.........   9

             2.7.1  Increased Costs..........................................   9
             2.7.2  Illegality...............................................   9
             2.7.3  Additional Libor Conditions..............................   9
             2.7.4  Variable Rate Advances...................................  10
             2.7.5  Conversion of Other Advances.............................  10

3.     SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS....................  10

       3.1   Security........................................................  10

             3.1.1  Mortgage and Security Agreement..........................  11
             3.1.2  Collateral Assignment of Leases and Rents................  11
             3.1.3  Collateral Assignment of Contracts, Licenses and Permits.  11
             3.1.4  Environmental Compliance and Indemnification Agreement...  11
             3.1.5  Carveout Guaranty........................................  11
             3.1.6  Pledge Agreement.........................................  11
             3.1.7  Lockbox Agreement........................................  11
             3.1 8  Other....................................................  11

       3.2  Loan Documents and Security Documents............................  11

4.     CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES....................  12

5.     CONSULTANTS...........................................................  12

       5.1   Right to Employ.................................................  12
       5.2   Functions.......................................................  12
       5.3   Payment.........................................................  13
       5.4   Access..........................................................  13
       5.5   No Liability....................................................  13

6.     LOAN DISBURSEMENT.....................................................  13

       6.1   Advance of Loan Proceeds........................................  13
             6.1.1  No Event of Default......................................  14
             6.1.2  Covenant Compliance......................................  14
             6 1.3  Total Commitment Not Exceeded............................  14
             6.1.4  Notice From Borrower.....................................  14

7.     CONDITIONS PRECEDENT..................................................  14

       7.1   Satisfactory Loan Documents.....................................  15
       7.1   No Material Change..............................................  15
       7.3   Warranties and Representations Accurate.........................  15
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       7.4   Financials and Appraisals.......................................  15
       7.5   Validity and Sufficiency of Security Documents..................  15
       7.6   No Other Liens; Taxes and Municipal Charges Current.............  15
       7.7   Property Matters................................................  15
       7.8   Compliance With Law.............................................  16
       7.9   Title Insurance; other Evidence of Perfection...................  16
       7.10  Survey..........................................................  16
       7.11  Condition of Property...........................................  16
       7.12  No Takings......................................................  16
       7.13  Insurance.......................................................  16
       7.14  Utilities; Water; Drainage......................................  17
       7.15  Hazardous Waste, Hazardous Materials and Toxic Substances.......  17
       7.16  Organizational Documents and Entity Agreements..................  17
       7.17  Votes, Consents and Authorizations..............................  17
       7.18  Legal and Other Opinions........................................  17
       7.19  Other Leasing Matters...........................................  18

             7.19.1 Pro-Forma ...............................................  18
             7.19.2 Lease Approvals..........................................  18

       7.20  No Default......................................................  18
       7.21  Interest Rate Protection........................................  18
       7.22  Equity Contribution.............................................  18
       7.23  Operating Account...............................................  18

8.     WARRANTIES AND REPRESENTATIONS........................................  18

       8.1   Financial Information...........................................  18
       8.2   No Violations...................................................  19
       8.3   No Litigation...................................................  19
       8.4   Leases..........................................................  19
       8.5   Compliance With Legal Requirements..............................  19
       8.6   Required Licenses and Permits...................................  19
       8.7   Curb Cuts and Utility Connections...............................  19
       8.8   Good Title and No Liens.........................................  20
       8.9   Use of Proceeds.................................................  20
       8.10  Entity Matters..................................................  20

             8.10.1 Organization.............................................  20
             8.10.2 Ownership and Taxpayer Identification Numbers............  20
             8.10.3 Authorization............................................  20

       8.11  Valid and Binding...............................................  20
       8.12  Deferred Compensation and ERISA.................................  21
       8.13  Conditions Satisfied............................................  21
       8.14  No Material Change; No Default..................................  21
       8.15  No Broker or Finder.............................................  21
       8.16  Background Information and Certificates.........................  21
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      8.17  Indemnitor's Warranties and Representations....................  21
      8.18  Condemnation/Casualty .........................................  22
      8 19  Other Indebtedness ............................................  22
      8.20  Special Assessments ...........................................  22
      8.21  Subsidiaries ..................................................  22
      8.22  Solvency ......................................................  22
      8.22  Single Purpose Entity .........................................  22
      8.24  Flood Zone ....................................................  22
      8.25  Required Equity Contribution ..................................  22
      8.26  Management Agreement ..........................................  22
      8.27  General .......................................................  22

9.    COVENANTS ...........................................................  22

      9.1   Notices .......................................................  22
      9.2   Financial Statements and Reports ..............................  23

            9.2.1  Annual Statements ......................................  23
            9.2.2  Periodic Statements ....................................  23
            9.2.3  Data Requested .........................................  23
            9.2.4  Lease Notices ..........................................  23
            9.2.5  Pro Forma and Business Plan ............................  23
            9.2.6  Indemnitor's Statements ................................  24
            9.2.8  Entity Notices .........................................  24

      9.3   Payment of Taxes and Other Obligations ........................  24
      9.4   Conduct of Business; Compliance With Law ......................  24
      9.5   Insurance .....................................................  24
      9.6   Restrictions on Liens, Transfers and Additional Debt ..........  25

            9.6.1  Prohibited Transactions ................................  25
            9.6.2  Permitted Transactions .................................  25
            9.6.3  Permitted Transfers ....................................  25
            9.6.4  Permitted Additional Debt ..............................  26
            9.6.5  Additional Funds .......................................  27
            9.6.6  Right To Accelerate Loan ...............................  27
            9.6.7  Administrative Agent's Options .........................  27

      9.7   Limits on Guaranties and Distributions ........................  27

            9.7.1  Limits .................................................  27
            9.7.2  Permitted Distributions ................................  27

      9.8   Restrictions on Investments ...................................  28
      9.9   Indemnification Against Payment of Brokers' Fees ..............  28
      9.10  Limitations On Certain Transactions ...........................  28

            9.10.1  No Merger or Acquisition ..............................  28
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            9.10.2  Contracts of a Material or Significant Nature .........  28

      9.11  Approval of Property Manager and Property Management
            Agreement .....................................................  29
      9.12  Deposit of Proceeds; Other Bank Accounts ......................  29
      9.13  Place for Records: Inspection .................................  29
      9.14  Costs and Expenses ............................................  29
      9 15  Compliance with Legal Requirements ............................  30
      9.16  Indemnification ...............................................  30
      9.17  Leasing Matters ...............................................  30

            9.17.1  Leasing Pro-Forma .....................................  30
            9.17.2  Administrative Agent's or Required Lenders' Approval
                    Required ..............................................  31
            9.17.3  Borrower's Requests ...................................  31
            9.17.4  Administrative Agent's and Lenders' Response ..........  31
            9.17.5  SNDAs and Estoppels ...................................  32
            9.17.6  Leasing Achievements ..................................  32
            9.17.6.1  Alltel Lease ........................................  32
            9.17.6.2  Marriott Lease ......................................  33
            9 17.6.3  Leasing Cash Collateral Account .....................  33
            9.17.6.4  Event of Default ....................................  33

      9.18  Loan To Value Ratio Covenant ..................................  34

            9.18.1  LTV ...................................................  34
            9.18.2  Updated Appraisals ....................................  34
            9.18.3  Costs of Appraisal ....................................  34
            9.18.4  Principal Reduction ...................................  35

      9.19  Debt Service Coverage Ratio ...................................  35

            9.19.1  Certain Definitions ...................................  35
            9.19.2  DSC Deficiencies ......................................  36
            9.19.3  DSC Collateral Account ................................  37
            9.19.4  Event of Default ......................................  37

      9.20  Loan To Cost Ratio Covenant ...................................  37

            9.20.1  Loan To Cost ..........................................  37
            9.20.2  Principal Reduction ...................................  37

      9.21  Single Purpose Entity .........................................  38
      9.22  Replacement Documentation .....................................  38

      9.23  Joinder Documents .............................................  38
      9.24  Tenant-In-Common Rights .......................................  38
      9.25  Administrative Agent's Consultation Rights ....................  38

10.   SPECIAL PROVISIONS ..................................................  39

      10.1  Right to Contest ..............................................  39
            10.1.1  Taxes and Claims by Third Parties .....................  39
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            10.1.2  Legal Requirements ....................................  39

      10.2  Permitted Distribution of Available Excess Cash Flow ..........  40
      10.3  Limited Recourse Provisions ...................................  40

            10.3.1  Borrower Fully Liable .................................  40
            10.3.2  Certain Limited Recourse ..............................  40
            10.3.3  Additional Matters ....................................  41

      10.4  Sales of Property and Partial Release Provisions ..............  41

11.   EVENTS OF DEFAULT ...................................................  42

      11.1  Default and Events of Default .................................  42
            11.1.1  Generally .............................................  42
            11.1.2  Note, Mortgage and Other Loan Documents ...............  42
            11.1.3  Financial Status and Insolvency .......................  43
            11.1.4  Liens .................................................  44
            11.1.5  Breach of Representation or Warranty ..................  44
            11.1.6  Default Under Assigned Contract or Lease ..............  44
            11.1.7  Indemnitor Default ....................................  44
            11.1.8  Death of Guarantor ....................................  44
            11.1.19 Tenant in Common Default ..............................  44
      11.2  Grace Periods and Notice ......................................  44
            11.2.1  No Notice or Grace Period .............................  45
            11.2.2  Nonpayment of Interest and Principal ..................  45
            11.2.3  Other Monetary Defaults ...............................  45
            11.2.4  Nonmonetary Defaults Capable of Cure ..................  45
      11.3  Certain Remedies ..............................................  46
            11.3.1  Accelerate Debt .......................................  46
            11.3.2  Pursue Remedies .......................................  46
            11.3.3  Written Waivers .......................................  46

12.   ADDITIONAL REMEDIES .................................................  46

      12.1  Remedies ......................................................  46

            12.1.1  Enter and Perform .....................................  46
            12.1.2  Discontinue Work ......................................  46
            12.1.3  Exercise Rights .......................................  46
            12.1.4  Other Actions .........................................  47

      12.2  Reimbursement .................................................  47
      12.3  Power of Attorney .............................................  47

13.   SECURITY INTEREST AND SET-OFF .......................................  47

      13.1  Security Interest .............................................  47
      13.2  Set-Off and Debit .............................................  48
      13.3  Right to Freeze ...............................................  49
      13.4  Additional Rights .............................................  49
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14.     CASUALTY AND TAKING..................................................   49

       14.1  Casualty and Obligation To Repair...............................   49
       14.2  Adjustment of Claims............................................   49
       14.3  Payment and Application of Insurance Proceeds...................   49
       14.4  Conditions To Release of Insurance Proceeds.....................   50
       14.5  Taking..........................................................   51

15.    THE ADMINISTRATIVE AGENT AND THE LENDERS..............................   51

       15.1  Appointment of Administrative Agent.............................   51
       15.2  Administration of Loan by Administrative Agent..................   51
       15.3  Delegation of Duties............................................   52
       15.4  Exculpatory Provisions..........................................   52
       15.5  Reliance by Administrative Agent................................   52
       15.6  Notice of Default...............................................   53
       15.7  Lenders' Credit Decisions.......................................   53
       15.8  Administrative Agent's Reimbursement and Indemnification........   54
       15.9  Administrative Agent in its Individual Capacity.................   54
       15.10 Successor Administrative Agent..................................   54
       15.11 Duties in the Case of Enforcement...............................   55
       15.12 Respecting Loans and Payments...................................   55

             15.12.1 Procedures for Loans....................................   55
             15.12.2 Nature of Obligations of Lenders........................   56
             15.12.3 Payments to Administrative Agent........................   56
             15.12.4 Distribution of Liquidation Proceeds....................   57
             15.12.5 Adjustments.............................................   58
             15.12.6 Setoff..................................................   58
             15.12.7 Distribution by Administrative Agent....................   58
             15.12.8 Actions by Administrative Agent.........................   58

       15.13 Delinquent Lender...............................................   59
       15.14 Holders.........................................................   59
       15.15 Assignment and Participation....................................   60

             15.15.1 Conditions to Assignment by Lenders.....................   60
             15.15.2 Certain Representations and Warranties,
                      Limitations,Covenants..................................   60
             15.15.3 Register................................................   69
             15.15.4 New Notes...............................................   69
             15.15.5 Participations..........................................   69

       15.16 Disclosure......................................................   63
       15.17 Miscellaneous Assignment Provisions.............................   63
       15.18 Assignment by Borrower..........................................   63
       15.19 Administrative Matters..........................................   63
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             15.19.1 Amendment Waiver, Consent, Etc..........................  63

       15.20 Deemed Consent or Approval......................................  64

16.    GENERAL PROVISIONS....................................................  65

       16.1  Notices.........................................................  65
       16.2  Limitations on Assignment.......................................  66
       16.3  Further Assurance...............................................  66
       16.4  Parties Bound...................................................  67
       16.5  Waivers, Extensions and Releases ...............................  67
       16.6  Governing Law; Consent to Jurisdiction;
              Mutual Waiver of Jury Trial....................................  67

             16.6.1 Substantial Relationship.................................  67
             16.6.2 Place of Delivery........................................  67
             16.6.3 Governing Law............................................  67
             16.6.4 Exceptions...............................................  67
             16.6.5 Consent to Jurisdiction..................................  68
             16.6.6 Jury Trial Waiver........................................  69

       16.7  Survival........................................................  69
       16.8  Cumulative Rights...............................................  69
       16.9  Claims Against Administrative Agent or the Lenders..............  69

             16.9.1 Borrower Must Notify.....................................  69
             16.9.2 Remedies.................................................  70
             16.9.3 Limitations..............................................  70

       16.10 Obligations Absolute............................................  70
       16.11 Table of Contents, Title and Headings...........................  70
       16.12 Counterparts....................................................  71
       16.13 Satisfaction of Commitment......................................  71
       16.14 Time Of the Essence.............................................  71
       16.15 No Oral Change..................................................  71
       16.16 Monthly Statements..............................................  71
       16.17 Usury...........................................................  71
       16.18 Invalid Provisions..............................................  72
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                                     (viii)

                              SENIOR LOAN AGREEMENT

      This is an agreement ("Loan Agreement" or "Agreement") made and entered into as of the____day of June, 2003, by and between NNN NetPark, LLC, NNN NetPark 1, LLC, NNN NetPark 2, LLC, NNN NetPark 3, LLC, NNN NetPark 4, LLC, NNN NetPark 5, LLC, NNN NetPark 6, LLC, NNN NetPark 7, LLC, NNN NetPark 8, LLC, NNN NetPark 9, LLC, NNN NetPark 10, LLC, NNN NetPark 12, LLC, NNN NetPark 13, LLC, NNN NetPark 14, LLC, NNN NetPark 15, LLC, NNN NetPark 16, LLC, NNN NetPark 17, LLC, NNN NetPark 18, LLC, NNN NetPark 19, LLC, NNN NetPark 20, LLC, NNN NetPark 21, LLC, NNN NetPark 22, LLC, NNN NetPark 23, LLC, NNN NetPark 24, LLC, NNN NetPark 25, LLC, each having an address at c/o Triple Net Properties, LLC, 1551
N. Tustin Avenue, Suite 650, Santa Ana, California 92705, and the other limited liability companies listed on Schedule 1 attached hereto from time to time (which Schedule 1 may be amended from time to time) who enter into joinder agreements ("Joinder Agreements") with the Lenders (individually and collectively the "Borrower") and FLEET NATIONAL BANK, a national banking association having an address at 111 Westminster Drive, Suite 800, Providence, Rhode Island 02903 and the other lending institutions which may become parties to this Agreement pursuant to Section 15.15 hereof (the "Lenders") and Fleet National Bank, as administrative agent for itself and such other lending institutions (the "Administrative Agent").

                                   WITNESSETH:

1.    BACKGROUND.

      1.1 Defined Terms. Capitalized terms used in this Agreement are defined either in Exhibit A, or in specific sections of this Agreement, or in another Loan Document, as referenced in Exhibit A.

      1.2 Borrower. Borrower are limited liability companies organized under the laws of the State of Delaware who own one hundred percent (100%) of the tenant-in- common interest in the Property. As of the date hereof the members of each Borrower are listed on Schedule 1 attached hereto. Each Borrower is a single-purpose entity. There shall not be more than twenty-five (25) holders of tenant-in-common interests in the Property at any one time.

      1.3 Land and Improvements; Property. Borrower proposes to acquire approximately 4,299,372 square feet of land ("Land") located at 5701 E. Hillsborough Avenue, Tampa, Florida and more particularly described in the Mortgage and also shown on the plan dated August 8, 2002 ("Survey Plan") prepared by Thomas M. Halstead of Wilsommiller, Inc. ("Surveyor"). The Land is presently improved by a two (2) story back office and technology building consisting of approximately 919,405 rentable square feet with parking for Four Thousand Six Hundred Ninety Four (4,694) cars (the "Improvements"). The Land and Improvements are collectively called the "Property".

      1.4 Use of Loan Proceeds. Borrower has applied to Administrative Agent for a loan of up to $44,700,000.00 ("Loan") the proceeds of which are to be used in part to acquire the Property and to pay costs and expenses incident to closing the Loan, and, subject to the terms hereof, in part to fund approved tenant improvement costs and leasing commissions incurred during the initial three-years of the Loan on vacant space at the Property or the space presently leased by General Motors Corporation.

      1.5 Loan. Subject to all of the terms, conditions and provisions of this Agreement., and of the agreements and instruments referred to herein, each of the Lenders agree severally to make a loan to the Borrower up to a maximum aggregate principal amount equal to such Lender's Commitment and Borrower on a joint and several basis agree to accept and repay the Loan.

      1.6 Borrower Agent. Each Borrower hereby appoints Triple Net Properties, LLC ("TNP") as agent for the Borrower to execute, on behalf of the Borrower, documents, instruments and agreements in connection with the Loan, including, without limitation, documents, instruments and agreements required for the administration of the Loan, receiving Loan Advances and exercising interest rate selections and to receive all notices required to be given to the Borrower under the Loan Documents. Each Borrower shall be jointly and severally obligated under the Loan and shall be bound by all actions taken by TNP in connection with the Loan. Any Loan Advance received by TNP shall be deemed to have been received by each Borrower.

2.    LOAN PROVISIONS.

      2.1 Amount of Loan. The Loan shall be in an amount up to the lesser of:
(i) $44,700,000.00, (ii) 65% of the total acquisition costs of the Property plus 100% of Administrative Agent approved tenant improvement costs and leasing commissions incurred during the first three years of the Loan (75% of total costs); or (iii) 67.5% of the "stabilized" appraised value of the Property; however, any advances of proceeds of the Loan shall be made by the Lenders pro rata, in accordance with each Lender's Commitment Percentage.

      2.2 Term of Loan; Extension Rights. The Loan shall be for a term ("Initial Term") commencing on the date hereof and ending on June____, 2006 ("Maturity Date"). The Initial Term may be extended (the "Extended Maturity Date") for two
(2) twelve (12) month terms, the "First Extended Term" until June__, 2007 (the "First Extended Maturity Date") and the "Second Extended Term" until June _, 2008 (the "Second Extended Maturity Date"), upon satisfaction of the conditions set forth in Section 2.6.

      2.3 Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of this Agreement and the Note. This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees. All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender's Commitment Percentage of the Loan. The Administrative Agent will disburse such payments to the

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Lenders on the date of receipt thereof if received prior to 10:00 a.m. on such date and, if not, on the next Business Day. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Administrative Agent and to be allocated on a pro rata basis to the Note held by each Lender based upon such Lender's Commitment Percentage.

            2.3.1 Borrower's Options. Principal amounts outstanding under the Loan shall bear interest at the following rates, at Borrower's selection, subject to the conditions and limitations provided for in this Agreement:
      (i) Variable Rate, or (ii) Adjusted Libor Rate.

            2.3.2 Selection To Be Made. Borrower shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Administrative Agent a Notice of Rate Selection: (i) prior to the Loan,
      (ii) prior to the end of each Interest Period applicable to a Libor Advance, or (iii) on any Business Day on which Borrower desires to convert an outstanding Variable Rate Advance to a Libor Advance.

            2.3.3 Notice. A "Notice of Rate Selection" shall be a written notice, given by cable, tested telex, telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of Borrower which: (i) is irrevocable; (ii) is received by Administrative Agent not later than 10:00 o'clock A.M. Eastern Time: (a) if an Adjusted Libor Rate is selected, at least three (3) Business Days prior to the end of the current Interest Period to which such selection is to apply, (b) if a Variable Rate is selected, on the first day of the Interest Period to which it applies; and
      (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each Libor Advance.

            2.3.4 If No Notice, If Borrower fails to select an interest rate option in accordance with the foregoing prior to a Loan, or prior to the last day of the applicable Interest Period of an outstanding Libor Advance, or if a Libor Advance is not available, any new Loan made shall be deemed to be a Variable Rate Advance, and on the last day of the applicable Interest Period all outstanding principal amounts shall be deemed converted to a Variable Rate Advance.

            2.3.5 Telephonic Notice. Without any way limiting Borrower's obligation to confirm in writing any telephonic notice, Administrative Agent may act without liability upon the basis of telephonic notice believed by Administrative Agent in good faith to be from Borrower prior to receipt of written confirmation. In each case Borrower hereby waives the right to dispute Administrative Agent's record of the terms of such telephonic Notice of Rate Selection in the absence of manifest error.

            2.3.6 Limits On Options. One Selection Per Month. Each Libor Advance shall be in a minimum amount of $ 1,000.000. At no time shall there be outstanding a total of more than four (4) Libor Rate Advances combined at any time. If Borrower shall make more than one (1) interest rate selection in any thirty (30) day period, excluding conversions of outstanding advances made at the end of an applicable Interest Period of any previously outstanding Libor Advance, Administrative Agent may impose and Borrower shall pay a reasonable processing fee for each such additional selection.

            2.3.7 Payment and Calculation of Interest/Principal. All interest shall be: (a) Payable in arrears commencing July 1, 2003 and on the same day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Agreement. Interest at the Libor Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof. If the Loan is extended beyond the Initial Maturity Date as provided herein, commencing on the first day of the first calendar month following the Initial Maturity Date, the Borrower, in addition to the interest payments described herein, shall on the first day of each calendar month make principal payments based upon the total principal to be paid over the remaining term of the Loan (exclusive of any unexercised extensions) based upon a twenty-five year amortization schedule, the maximum amount of the Loan (including any undisbursed, still available, portion of the Loan) and an interest rate of 8.0%, divided by the number of months remaining in the term of the Loan (exclusive of any unexercised extensions). In the event the First Extended Term is extended as set forth in Section 2.6, the Borrower shall continue such principal payments during the Second Extended Term.

            2.3.8 Prepayment. The Loan or any portion thereof may be prepaid in full or in part at any time upon fifteen (15) days, prior written notice to each Lender without premium or penalty with respect to Variable Rate Advances and, with respect to Libor Advances subject to a Make-Whole Provision and upon payment of a Yield-Maintenance Fee. Any partial prepayment of principal shall first be applied to any installment of principal then due and then be applied to the principal due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal when due.

            2.3.9 Maturity. At maturity all accrued interest, principal and other charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

            2.3.10 Method of Payment; Date of Credit. All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or set off and free and clear, and without any deduction or withholding for, any taxes or other payments (a) by direct charge to an account of Borrower maintained with Administrative Agent (or the then holder of the Loan), or (b) by wire transfer to Administrative Agent, (c) by check payable to Administrative Agent and delivered to Administrative Agent at 111 Westminster Street, Providence, Rhode Island, or (d) to such other bank or address as the holder of the Loan may designated in a written notice to Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o'clock P.M. Eastern Time; payments received after one o'clock P.M. Eastern Time shall be credited to the Loan on the next Business Day, payments which are by check, which Administrative Agent may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Administrative Agent, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payer bank.

            2.3.11 Billings. Administrative Agent may submit monthly billings reflecting payments due; however, any chancres in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Administrative Agent to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower's payment obligations when due,

            2.3.12 Default Rate. Administrative Agent shall have the option of imposing, and Borrower shall pay upon billing therefor, an interest rate which is three percent (3%) per annum above the interest rate otherwise payable ("Default Rate"): (a) while any monetary Default exists and is continuing, during that period between the due date and the date of payment; (b) following any Event of Default, unless and until the Event of Default is waived by Administrative Agent; and (c) after Maturity. Borrower's right to select pricing options shall cease upon the occurrence of amonetary Default or following any Event of Default.

            2.3.13 Late Charges. Borrower shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any payment of principal, other than principal due at Maturity, interest. or both, which is not paid within fifteen (15) days of the due date thereof. Late charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Administrative Agent for administrative and processing costs incident to late payments, (c) are not interest, and
      (d) shall not be subject to refund or rebate or credited against any other amount due.

            2.3.14 Calculation of Yield Maintenance.

                  (i) If, at any time (a) the interest rate on the loan is an
            Adjusted Libor Rate, and (b) Administrative Agent in its sole discretion should determine that current market conditions can accommodate a prepayment request, Borrower shall have the right at any time and from time to time, upon at least ten (10) Business Days prior written notice to the Administrative Agent, to prepay the loan in whole (but not in part), and Borrower shall pay to Administrative Agent a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Adjusted Libor Rate Election as to which the pre-payment is made, shall be subtracted from the Adjusted Libor Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Adjusted Libor Rate Election as to which the pre-payment is made. Said amount shall be reduced to the present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant to the Adjusted Libor Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Administrative Agent upon prepayment of the Adjusted Libor Rate Loan. Each reference in this paragraph to "Adjusted Libor Rate Election" shall mean the election by Borrower pursuant to paragraph 2.3.1 of this Loan Agreement.

                  (ii) if the Treasury Rate is greater than the applicable
            Adjusted Libor Rate, there shall be no Yield Maintenance Fee payable for such installment or balance.

                  (iii) Neither all nor any portion of the principal which bears interest at the Adjusted Libor Rate may or shall be prepaid prior to the last day of the applicable interest Period, except upon ten (10) days prior written notice to Administrative Agent and the payment to Administrative Agent of a Yield Maintenance Fee computed in accordance with clause (i) above.

                  (iv) The Yield Maintenance Fee shall be payable in respect of all prepayments of principal whether voluntary or involuntary including, without limitation, prepayments made upon acceleration of the Loan, or application of insurance or eminent domain proceeds.

                  (v) Once written notice of intention to prepay is given, the
            Loan, or the applicable portion thereof, shall become due and payable in full on the date specified in the notice of pre-payment and the failure to so prepay the Loan on such date, together with any applicable Yield Maintenance Fees, shall constitute an Event of Default.

                  (vi) If by reason of an Event of Default Administrative Agent elects to declare the Loan to be immediately due and payable, then any yield maintenance fee with respect to the loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

            2.3.15 Make Whole Provision. Borrower shall pay to Administrative Agent immediately upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of Administrative Agent (in the absence of manifest error), compensate any of the Lenders for the loss, cost or expense which it may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a Libor Advance, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any Libor Advance, to a Variable Rate Advance on a date other than the last day of the applicable Interest Period, (iii) the failure of all or a portion of a Loan which was to have borne interest at the Adjusted Libor Rate pursuant to the request of Borrower to be made under the Loan Agreement (except as a result of a failure by any Lender to fulfill such Lender's obligations to fund), or
      (iv) the failure of Borrower to borrow in accordance with any request submitted by it for a Libor Advance. Such amounts payable by Borrower shall be equal to any administrative costs actually incurred plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Administrative Agent to fund or maintain a Libor Advance plus, in any event, but without duplication, a Yield Maintenance Fee.

      2.4 Loan Fees. Borrower shall pay a commitment fee as agreed to between the Borrower and the Administrative Agent.

      2.5 Acceleration. The Administrative Agent may, and upon the request of the Required Lenders shall, accelerate the Loan, following an Event of Default. Upon such an acceleration, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable Make Whole Provision and Yield Maintenance Prepayment Fee.

      2.6 Conditions to Extending Loan. Borrower may extend the Loan for two (2) successive twelve (12) month periods (each, an "Extension Term") upon satisfaction of each of the following conditions for each Extension Term:

            2.6.1 No Default. No Default shall exist;

            2.6.2 Notice From Borrower. Borrower shall have given Administrative Agent written notice of Borrower's request to exercise its extension right at least sixty (60) days, but not more than ninety (90) days, before the Maturity;

            2.6.3 Loan to Value. As of the applicable Scheduled Maturity Date, the Borrower shall have a Loan To Value Ratio of not greater than sixty-five percent (65%) (which value shall only be based upon the income producing parcels of the Property) to extend to the First Extended Maturity Date and sixty percent (60%) (which value shall only be based upon the income producing parcels of the Property) to extend to the Second Extended Maturity Date;

            2.6.4 Debt Service Coverage. The Borrower shall have delivered to the Administrative Agent a certificate setting forth Net Operating Income for the preceding three (3) month period ending on the last day of the month next preceding the month in which the Scheduled Maturity Date shall occur, which statement shall be in form and substance reasonably satisfactory to Administrative Agent and demonstrate that the Debt Service Coverage Ratio for such preceding three (3) month period equals or exceeds
      1.4 to 1.00 to extend to the First Extended Maturity Date and 1.45 to 1.00 to extend to the Second Extended Maturity Date;

            2.6.5 Previous Extensions Properly Exercised. With respect to the Second Extension Term, the First Extension Term was properly exercised;

            2.6.6 Extension Fee. Borrower shall have paid an extension fee of .35% of the outstanding balance of the Loan as of such applicable Scheduled Maturity Date for the pro rata benefit of the Lenders at least five (5) days prior to the applicable Scheduled Maturity Date;

            2.6.7 Additional Documents. Borrower shall have executed and delivered to Administrative Agent such agreements and documents as Administrative Agent may reasonably require incident to the extension; and

            2.6.8 Before End of Term. Each of the foregoing conditions are satisfied not later than, and on, the applicable Scheduled Maturity Date.

Within thirty (30) days following receipt by Administrative Agent of Borrower's written notice under clause 2.6.2 above requesting the extension, Administrative Agent shall notify Borrower in writing if all of the conditions precedent to the extension, other than payment of the extension fee, have been satisfied, or if further information or certificates are required. If Administrative Agent determines that the conditions to extension have been satisfied, other than payment of the extension fee, Administrative Agent shall so notify Borrower and upon Administrative Agent's receipt of the extension fee not later than five (5) days prior to the applicable scheduled Maturity Date so long as no Default exists, the term of the Loan shall be extended until the First Extended Maturity Date or Second Extended Maturity Date, as applicable.

      2.7   Additional Provisions Related to Interest Rate Selection.

            2.7.1 Increased Costs. If due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of Libor Rate in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to Administrative Agent or any Lender of agreeing to make or making, funding or maintaining Libor Advances, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Administrative Agent or any Lender, with respect to all or any portion of the Loan, or any corporation controlling Administrative Agent or any Lender, on account thereof, then Borrower from time to time shall, upon written demand by Administrative Agent, pay additional amounts sufficient to indemnify Administrative Agent or any Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Administrative Agent, in the absence of manifest error, shall be conclusive and binding for all purposes.

            2.7.2 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for Administrative Agent or any Lender to make or maintain Libor Advances or to continue to fund or maintain Libor Advances then, on written notice thereof and demand by Administrative Agent to Borrower, (a) the obligation of Administrative Agent to make Libor Advances and to convert or continue any Loan as Libor Advances shall terminate and (b) Borrower shall convert all principal outstanding under this Agreement into Variable Rate Advances.

            2.7.3 Additional Libor Conditions. The selection by Borrower of an Adjusted Libor Rate and the maintenance of the Loan at such rate shall be subject to the following additional terms and conditions:

                  (i) Availability. If, before or after Borrower has selected to take or maintain a Libor Advance, Administrative Agent notifies Borrower that:

                        (a) dollar deposits in the amount and for the maturity
                  requested are not available to Administrative Agent in the London interbank market at the rate specified in the definition of LIBO Rate set forth above, or

                        (b) reasonable means do not exist for Administrative
                  Agent to determine the Adjusted Libor Rate for the amounts and maturity requested, the principal which would have been a Libor Advance shall be a Variable Rate Advance.

                  (ii) Payments Net of Taxes. All payments and prepayments of principal and interest under this Agreement shall be made net of any taxes and costs resulting from having principal outstanding at or computed with reference, to an Adjusted Libor Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

            2.7.4 Variable Rate Advances. Each Variable Rate Advance shall continue as a Variable Rate Advance until Maturity of the Loan, unless sooner converted, in whole or in part, to a Libor Advance, subject to the limitations and conditions set forth in this Agreement.

            2.7.5 Conversion of Other Advances. At the end of each applicable Interest Period, the applicable Libor Advances shall be converted to a Variable Rate Advance unless Borrower selects another option in accordance with the provisions of this Agreement.

3. SECURITY FOR THE LOAN; LOAN AND SECURITY DOCUMENTS.

      3.1 Security. The Loan together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrower to Administrative Agent and each of the Lenders, with respect to the Property, whenever incurred, direct or indirect, absolute or contingent ("Obligations") shall be secured by the following "Security" which Borrower agrees to provide and maintain:

            3.1.1 Mortgage and Security Agreement - A first priority mortgage and security agreement ("Mortgage") granted to the Administrative Agent, on behalf of the Lenders on (i) the Property, (ii) all land, improvements, furniture, fixtures, goods, equipment, and other assets (including, without limitation, accounts, contracts, contract rights, Licenses and Permits, general intangibles, documents and instruments), including all after-acquired property, owned, or in which Borrower has or obtains any interest, in connection with the Property; (iii) all insurance proceeds and other proceeds therefrom, and (iv) all other assets of Borrower whether now owned or hereafter acquired and whether or not related to the Property.

            3.1.2 Collateral Assignment of Leases and Rents. A first priority collateral assignment of leases and rents ("Assignment of Leases and Rents") granted to the Administrative Agent on behalf of the Lenders, with respect to all leases, subleases and occupancy rights of the Property and all income and profits to be derived from the operation and leasing of the Property.

            3.1.3 Collateral Assignment of Contracts, Licenses and Permits. A first priority collateral assignment and security agreement ("Assignment of Contracts") granted to the Administrative Agent on behalf of the Lenders, with respect to all Licenses and Permits and all contracts, agreements and warranties now owned or hereafter acquired by Borrower and related in any manner to the Property.

            3.1.4 Environmental Compliance and Indemnification Agreement. A compliance and indemnification agreement with respect to environmental matters ("Environmental Indemnity") from the Indemnitor.

            3.1.5 Carveout Guaranty. The unconditional, continuing Carveout Guaranty and Repurchase Agreement ("Guaranty") executed by the Indemnitor.

            3.1.6 Pledge Agreement. The pledge ("Pledge Agreement") of the proceeds of the Debt Service Cash Collateral Account executed by the Borrower.

            3.1.7 Lockbox Agreement. The cash management agreement ("Lockbox Agreement") entered into between the Borrower and the Administrative Agent.

            3.1.8 Other. Administrative Agent and the Lenders shall also require an assignment of the Interest Rate Protection Agreement entered into by the Borrower (the "Assignment of Interest Rate Protection Agreement").

      3.2 Loan Documents and Security Documents. The Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the "Loan Documents", each as the same may be hereafter modified or amended, consisting of: (i) this Loan Agreement; (ii) separate promissory notes in the form of Exhibit G, annexed hereto, with one Note being payable to each Lender in the original principal amount equal to such Lender's Commitment, such promissory notes to be in the aggregate original principal amount of Forty-four Million Seven Hundred Thousand ($44,700,000.00) Dollars (together with any additional Notes delivered as provided herein, the "Note"); (iii) the Mortgage, (iv) UCC financing statements; (v) the Assignment of Leases and Rents; (vi) the Assignment of Contracts, Licenses and Permits; (vii) the Guaranty; (viii) the Pledge Agreement, (ix) the Lockbox Agreement; (x) the Environmental Indemnity from Indemnitor; and (xi) any other documents, instruments, or agreements executed to further evidence or secure the Loan.

      Each of the Loan Documents listed in items (i) through (x) are dated of even date herewith. The Mortgage, Assignment of Leases and Rents, Assignment of Contracts, Licenses and Permits, UCC Financing Statements, Environmental Indemnity, Guaranty, Pledge Agreement and Lockbox Agreement are sometimes collectively referred to as the "Security Documents".

      The Borrower authorizes the Administrative Agent at any time and from time to time to file financing statements, continuation statements and amendments thereto describing the Collateral without the signature of the Borrower.

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES.

      Administrative Agent and each of the Lenders is authorized to rely upon the continuing authority of the persons, officers, signatories or Administrative Agents hereafter designated ("Authorized Representatives") to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates. Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent. The present Authorized Representatives are listed on Exhibit C. Administrative Agent shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Administrative Agent and each of the Lenders that each Authorized Representative is a responsible and senior official of Borrower.

5. CONSULTANTS.

      5.1 Right to Employ. Administrative Agent shall have the right to employ its own personnel, on its behalf and on behalf of the Lenders, or one or more engineers, architects, builders or other construction specialists, environmental advisors, scientists, accountants, and attorneys to act as an advisor to Administrative Agent and the Lenders in connection with the Loan (each of which shall be a "Lenders' Consultant").

      5.2 Functions. The functions of a Lenders' Consultant shall include, without limitation: (i) inspection and physical review of the Property; (ii) review and analysis of any work to be done in connection with the Property; (iii) review and analysis of environmental matters; and (iv) review and analysis of financial and legal matters.

      5.3 Payment. The costs and fees of Lenders' Consultants shall be paid by Borrower upon billing therefor.

      5.4 Access. Borrower shall provide Lenders' Consultants with continuing access to all aspects of the Property and books and records related thereto at reasonable times during the day, subject to the rights of tenants at the Property, and as long as no Event of Default exists, upon at least two (2) Business Days' prior written notice to Borrower.

      5.5 No Liability. Neither Administrative Agent nor any Lender nor any of Lenders' Consultants shall have liability to Borrower, Guarantor, or any third party, on account of: (i) services performed by Lenders' Consultant; (ii) any failure or neglect by Lenders' Consultant to properly perform services; or (iii) any approval or disapproval of work, plans or other matters. Neither Administrative Agent nor any Lender nor Lenders' Consultant shall have any obligation regarding proper performance of work related to the Property. Borrower shall have no rights under or relating to any agreement, report, or similar document prepared by any Lenders' Consultant for Administrative Agent or the Lenders.

6. LOAN DISBURSEMENT.

      6.1 Advance of Loan Proceeds. The Lenders shall, subject to compliance with all of the other terms, conditions and provisions of this Agreement, make disbursement of a portion of the Loan proceeds on a pro rata basis in accordance with each Lender's Commitment Percentage, not to exceed the least of (i) sixty-five percent (65%) of the cost of acquisition of the Property; (ii) sixty-five and one-half percent (65.5%) of the "as is" Value of the Property (which value shall only be based upon the income producing parcels of the Property); and (iii) $31,500,000.00, at closing in connection with the acquisition of the Property (the "Initial Advance"). Subsequent to the Initial Advance, the Lenders shall make disbursement of the remaining Loan proceeds of up to $13,200,000.00 (the "Additional Amount") on a pro rata basis in accordance with each Lender's Commitment Percentage ("Loan Advances") to fund up to (a) $11,500,000.00 to fund up to 100% of approved tenant improvement costs and leasing commissions (the "Leasing Cost Advances") incurred during the initial three-years of the Loan on currently vacant space at the Property or the space presently leased by General Motors Corporation if General Motors Corporation renews its lease at the Property, to be advanced based upon a formula of $40.50 per square foot of the vacant space involved, and (b) $1,700,000.00 to fund contingency leasing costs during the first three (3) years of the Loan in the event that General Motors Corporation vacates the Project (the "GM Costs Advances") to be advanced based upon a formula of $16.00 per square foot of the vacant space involved upon satisfaction of each of the following conditions:

            6.1.1 No Event of Default. No Event of Default shall have occurred and be continuing.

            6.1.2 Covenant Compliance. No breach of any covenants imposed upon the Borrower shall exist, including, without limitation, the covenants relating to Debt Service Coverage and Loan to Cost Ratio.

            6.1.3 Total Commitment Not Exceeded. No Loan Advance shall be requested or made if the making of such advance (after giving effect to all prior advances funded, including, without limitation, the Initial Advance) would result in Loan proceeds having been advanced in excess of the Total Commitment amount.

            6.1.4 Notice From Borrower. Borrower shall give Administrative Agent written notice of Borrower's request for a Loan Advance at least seven (7) days prior to the date of the requested advance, and no more frequently than once each month, which notice shall be accompanied by the following:

            (i) Lien waivers or acknowledgment of payment, in form reasonably acceptable to the Administrative Agent and the Title Company, executed by all general contractors (and, to the extent required by the Title Company, to obtain reasonably satisfactory date-down endorsements, subcontractors, laborers and materialmen) for work done and materials supplied by them which work and materials are not covered by Borrower's notice;

            (ii) A "date-down" endorsement to the title policy indicating no additional exceptions to title from the status of title at closing (other than those that are approved by Administrative Agent in writing) and increasing the amount of coverage by the amount of such advance through the date of the advance;

            (iii) Evidence of inspection of work in place and approval of such work by the tenant, as applicable, as being in compliance with the terms of their respective leases; and

            (iv) Unconditional certificates of occupancy for completed tenant work, to the extent applicable.

7. CONDITIONS PRECEDENT.

      It shall be a condition precedent of Lenders' obligation to close and fund the Loan that each of the following conditions precedent be satisfied in full (as determined by each Lender in its discretion which discretion shall be exercised in good faith having due regard for the advice of Lenders' Consultants), unless specifically waived in writing by all of the Lenders at or prior to closing and funding the Loan:

      7.1 Satisfactory Loan Documents. Each of the Loan Documents and Security Documents shall be satisfactory in form, content and manner of execution and delivery to Administrative Agent and Administrative Agent's counsel.

      7.2 No Material Change. No material adverse change shall have occurred in the financial condition, business, affairs, operations or control of Borrower, or Indemnitor, since the date of their respective financial statements most recently delivered to Administrative Agent: June________, 2003 for Borrower, December 31, 2002 for Anthony W. Thompson, and December 31, 2002 for Triple Net Properties, LLC.

      7.3 Warranties and Representations Accurate. All warranties and representations made by or on behalf of any of Borrower to Administrative Agent or any Lender shall be true, accurate and complete in all material respects and shall not omit any material fact necessary to make the same not misleading.

      7.4 Financials and Appraisals. Administrative Agent and each of the Lenders shall have received and approved: (i) financial statements from Borrower and Indemnitor complying with the standards set forth in Section 9.2.; (ii) (if available after Borrower uses reasonable efforts to obtain them), current itemized, signed financial statements of each Major Tenant; and (iii) an appraisal of the Property from an appraiser acceptable to Administrative Agent and each of the Lenders setting forth an appraised stabilized value of the Property (which value shall only be based upon the income producing parcels of the Property) which results in a Loan to Value Ratio not in excess of 65%.

      7.5 Validity and Sufficiency of Security Documents. The Mortgage and the other Security Documents shall create a valid and perfected lien on the property described therein ("Collateral") and each of the Security Documents and related UCC filings shall have been duly recorded and filed to the satisfaction of Administrative Agent, and Administrative Agent's counsel.

      7.6 No Other Liens; Taxes and Municipal Charges Current. The Collateral shall not be subject to any liens or encumbrances, whether inferior or superior to the Loan Documents or the Security Documents, except in respect of: (i) real estate taxes and personal property taxes not yet due and payable; and (ii) Permitted Title Exceptions, if any. All real estate taxes, personal property taxes and other municipal charges relating to any of the Collateral shall be current.

      7.7 Property Matters. Administrative Agent and each of the Lenders shall have received and independently approved each of the following: (i) evidence of Licenses and Permits for the Property sufficient to allow the Property to be operated in the ordinary course of business; (ii) a report from a Lenders' Consultant to the effect that the Property is in good repair and safe condition with no structural deficiencies and no material need for repairs or replacements except in the ordinary course of business; (iii) a detailed, current rent roll together with copies of all leases and lease guaranties; (iv) the Leasing Pro Forma and Form Lease, (v) the Property Manager, and (vi) the Property Management Agreement.

      7.8 Compliance With Law. Administrative Agent and each of the Lenders shall have received and independently approved evidence that:

            (i) Present Compliance. All real estate and tangible personal property constituting or intended to constitute Collateral for the Loan complies with all applicable Legal Requirements and the provisions of all applicable Licenses and Permits.

            (ii) No Prohibitions or Violations. There are no applicable Legal Requirements which prohibit or adversely limit the use of the Property for the purposes the same are intended for, nor is there any outstanding and uncured violation of any applicable Legal Requirements.

            (iii) Licenses and Permits. All Licenses and Permits and private approvals of every nature whatsoever, if any, which are reasonably necessary in order to allow the operation of the Property as contemplated by this Agreement and as needed under applicable Legal Requirements have been duly and finally received with all appeal periods therefrom having elapsed, with no appeal having been taken therefrom, and with no violations existing under the terms thereof.

      7.9 Title Insurance; other Evidence of Perfection. Administrative Agent shall have received: (i) a copy of mortgagee's title insurance policy which meets Administrative Agent's and each of the Lenders title insurance requirements to the satisfaction of Administrative Agent, each of the Lenders and Administrative Agent's counsel; and (ii) such other evidence of the perfection of its security interests as Administrative Agent and its counsel may reasonably require.

      7.10 Survey. Administrative Agent shall have received and approved a current, on-site instrument survey of the Land containing a certification thereon, or on a separate surveyor's certificate, of a Registered Land Surveyor acceptable to Administrative Agent which meets Administrative Agent's survey requirements.

      7.11 Condition of Property. There shall have been no material unrepaired or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the Collateral and Administrative Agent shall have received, and in its sole discretion approved, satisfactory reports addressed to Administrative Agent and each of the Lenders from acceptable, qualified professionals addressing the structural integrity of the Improvements.

      7.12 No Takings. Neither the Property nor any material portion thereof shall have been taken by eminent domain nor shall there be any threat of such a taking.

      7.13 Insurance. Borrower shall have provided to Administrative Agent and each of the Lenders with respect to the Property and the Collateral evidence of:
(i) insurance coverages which meet the property, hazard and other insurance requirements, 7.9 including terrorism insurance, set forth on Exhibit D of this Loan Agreement (or, if more stringent, the insurance requirements of any holder of a first mortgage loan on the Property) to the satisfaction of Administrative Agent and Lender's Consultants; and (ii) prepayment of the premiums for such insurance for at least one (1) year (or, if more often, as required by any holder of a first mortgage lien on the Property).

      7.14 Utilities; Water; Drainage. Administrative Agent shall have received reports addressed to Administrative Agent from qualified engineers satisfactory to Administrative Agent that sanitary drinking water, sanitary sewer disposal systems, utility and power connections and storm drainage adequate for the Property are available as a matter of right and that all Licenses and Permits and contracts therefor have been duly obtained.

      7.15 Hazardous Waste, Hazardous Materials and Toxic Substances. Administrative Agent shall have received, and in its sole discretion approved, satisfactory reports addressed to Administrative Agent and each of the Lenders from acceptable, qualified professionals prepared in accordance with Administrative Agent's protocols indicating the acceptability of the environmental risk associated with the Property, addressing the existence of any Hazardous Materials at, or which may affect, the Property and the Property's compliance with Environmental Legal Requirements.

      7.16 Organizational Documents and Entity Agreements. Administrative Agent shall have received and approved the Limited Liability Company Agreements and Tenant-In-Common Agreements of Borrower and of those entities which comprise the respective members thereof.

      7.17 Votes, Consents and Authorizations. Administrative Agent shall have received and approved certified copies of all entity and votes, consents and authorizations as may be reasonably required to evidence authority for: (i) closing the Loan and the transactions contemplated hereby; (ii) providing continuing authorization to designated persons to deal in all respects on behalf of Borrower; and (iii) the execution of all Loan Documents.

      7.18 Legal and Other Opinions. Administrative Agent shall have received and approved legal opinion letters from counsel representing Borrower and Indemnitor which meet Administrative Agent's legal opinion requirements.

      Administrative Agent shall also have received from qualified attorneys, engineers, surveyors and architects, such other certificates, opinions, surveys, and other evidence of compliance with each of the conditions herein set forth as Administrative Agent may reasonably require.

      7.19 Other Leasing Matters.

            7.19.1 Pro-Forma. Administrative Agent and the Required Lenders shall have received and approved a current rent roll for the Property, complete copies of all existing leases and lease guaranties, and Borrower's Leasing Pro-Forma and Form Lease.

            7.19.2 Lease Approvals. Administrative Agent and the Required Lenders shall have approved all tenants and leases in effect at the time of closing, and shall have received satisfactory estoppel certificates and SNDA Agreements from all Tenants.

      7.20 No Default. There shall not be any Default under any of the Loan Documents.

      7.21 Interest Rate Protection. The Borrower shall maintain in effect an Interest Rate Protection Agreement, in form and substance satisfactory to the Administrative Agent, providing protection against an increase in the rate of interest applicable to the Loan above a capped rate satisfactory to the Administrative Agent. The Borrower shall maintain such arrangements, at the Borrower's sole cost and expense, in full force and effect during the term of the Loan, and shall not, without the written consent of the Administrative Agent, modify, terminate, or transfer such arrangements during such period. The rights of the Borrower under such interest rate protection arrangement will be collaterally assigned to Administrative Agent for the ratable benefit of the Lenders in a manner satisfactory to Administrative Agent.

      7.22 Equity Contribution. Borrower shall have made Borrower's equity contribution (the "Required Equity Contribution") of Fifteen Million Two Hundred Thousand and 00/100 Dollars ($15,250,000.00) which shall be made as a capital contribution to the Borrower.

      7.23 Operating Accounts. The Borrower shall have established the Borrower's primary operating account with Fleet National Bank.

8. WARRANTIES AND REPRESENTATIONS.

      Borrower warrants and represents to Administrative Agent and each of the Lenders for the express purpose of inducing the Lenders to enter into this Agreement, to make the Loan, and to otherwise complete all of the transactions contemplated hereby, that as of the date of this Agreement, upon the date the Loan is funded and at all times thereafter until the Loan has been repaid and all obligations to each of the Lenders have been satisfied as follows:

      8.1 Financial Information. True, accurate and complete financial statements of Borrower and Indemnitor have been delivered to Administrative Agent and each of the Lenders and the same fairly present the financial condition of Borrower and Indemnitor as of the dates thereof and no material and adverse change has occurred in such financial condition since the dates thereof. All financial statements of Borrower and Indemnitor hereafter furnished to Administrative Agent and each of the Lenders shall be true, accurate and complete and shall fairly present the financial condition of Borrower and Indemnitor as of the dates thereof.

      8.2 No Violations. The consummation of the Loan and the subsequent payment and performance of the obligations evidenced and secured by the Loan Documents shall not constitute a violation of, or conflict with, any law, order, regulation, contract, agreement or organizational document to which Borrower or Indemnitor is a party or by which Borrower or Indemnitor, or the property thereof, may be bound.

      8.3 No Litigation. There is no material litigation now pending, or to the best of Borrower's knowledge threatened, against Borrower or Indemnitor which if adversely decided could materially impair the ability of Borrower or Indemnitor to pay and perform its obligations hereunder or under the other Loan Documents. There is no litigation, whether or not material, pending, or to the best of Borrower's knowledge threatened against Borrower in which the amount in controversy exceeds One Hundred Thousand Dollars ($100,000.00) which either: (i) is not covered by insurance, or (ii) has not been previously disclosed to Administrative Agent and each of the Lenders, or is not disclosed to Administrative Agent and each of the Lenders within thirty (30) days of Borrower first having knowledge thereof, together with a written explanation of why such litigation is not material.)

      8.4 Leases. To the best of Borrower's knowledge, true and complete copies of all leases of the Property which are now in effect (and all guaranties thereof) have been delivered to Administrative Agent. Such leases have not been further amended or changed in any respect and are in full force and effect, enforceable in accordance with the terms thereof, subject, however, to the terms of the Loan Documents.

      8.5 Compliance With Legal Requirements. To the best of Borrower's knowledge, the Property complies with, and shall continue to comply with, all material Legal Requirements and any and all covenants, conditions, restrictions or other matters which materially affect the Property.

      8.6 Required Licenses and Permits. To the best of Borrower's knowledge, all Licenses and Permits which are reasonably required in order to operate the Property in the usual course of business have been duly and properly obtained, and will remain in full force and effect, and have been, and shall be complied with, in all material respects.

      8.7 Curb Cuts and Utility Connections. To the best of Borrower's knowledge all required curb cuts, utility connections and Licenses and Permits therefor have been duly obtained and are in full force and effect and all utility services as reasonably required for water, gas, electric, telephone, sewer and storm drainage and sanitary waste disposal are and shall be available as a matter of right and to an extent adequate to serve the Property for their intended uses.

      8.8 Good Title and No Liens. Borrower is the one hundred percent (100%) lawful owner of the Property and of areas over, under or on which utility or passage easements are required to make use of the Property and parking as contemplated by the Loan Documents, and is and will be the lawful owner of the Property, free and clear of all liens and encumbrances of any nature whatsoever, except for the matters, if any, which are listed as Permitted Title Exceptions in the Mortgage.

      8.9 Use of Proceeds. The proceeds of the Loan shall be used solely and exclusively for acquisition of the Property, tenant improvements, leasing commissions and payment of costs and expenses incurred in connection with the financing provided by the Loan. No portion of the proceeds of the Loan shall be used directly or indirectly, and whether immediately, incidentally or ultimately
(i) to purchase or carry any margin stock, or to extend credit to others for the purpose thereof, or to repay or refund indebtedness previously incurred for such purpose, or (ii) for any purpose which would violate or is inconsistent with the provisions of regulations of the Board of Governors of the Federal Reserve System including, without limitation, Regulations G, T, U and X thereof.

      8.10 Entity Matters.

            8.10.1 Organization. Each Borrower is a duly organized validly existing limited liability company in good standing under the laws of the State of Delaware, and each is duly qualified in the jurisdiction where the Property is situated and in each jurisdiction where the nature of its business is such that qualification is required and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

            8.10.2 Ownership and Taxpayer Identification Numbers. All of the members of Borrower, and a description of the ownership interests and debts of Borrower held by the same, are listed in Exhibit B and no additional ownership interests, or rights or instruments convertible into such ownership interests, shall be issued, nor shall any ownership change, except for Permitted Transfers. The taxpayer identification number(s) of Borrower, its members and the Indemnitor are accurately stated in Exhibit B.

            8.10.3 Authorization. All required entity actions and proceedings have been duly taken so as to authorize the execution and delivery by Borrower and Indemnitor of the Loan Documents.

      8.11 Valid and Binding. Each of the Loan Documents constitute legal, valid and binding obligations of Borrower and, where applicable, Indemnitor, and the Limited Liability Company Agreement of each Borrower, constitute legal, valid and binding obligations of the parties thereto, in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

      8.12 Deferred Compensation and ERISA. Borrower does not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended ("ERISA") except as may be designated to Administrative Agent in writing by Borrower from time to time ("ERISA Plan") and no "Reportable Event" as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrower of its obligations under the Loan Documents and Borrower's conducting of its operations do not and will not violate any provisions of ERISA.

      8.13 Conditions Satisfied. Assuming that Administrative Agent, the Lenders and Lenders' Consultants have approved all matters requiring their approval, all of the conditions precedent to closing and funding the Loan set forth in Section 7 have been satisfied.

      8.14 No Material Change; No Default. There has been no material adverse change in the financial condition, business, affairs or control of Borrower or Indemnitor since the date of their respective last financial statements most recently delivered to the Administrative Agent and each of the Lenders in accordance with the requirements of Section 9.2. hereof. No Default exists under any of the Loan Documents. There is no Default on the part of Borrower or Indemnitor under this Agreement or any of the other. Loan Documents and no event has occurred and is continuing which could constitute a Default under any Loan Document. Borrower has filed all required federal, state and local tax returns and has paid all taxes due pursuant to such returns or any assessments against Borrower or the Property.

      8.15 No Broker or Finder. Neither Borrower, nor Indemnitor, nor anyone on behalf thereof, has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable by Administrative Agent or any Lender in connection with this Loan.

      8.16 Background Information and Certificates. All of the factual information contained or referred to in Section 1 of this Agreement and in the Exhibits and Schedules to this Agreement or the other Loan Documents, and in the certificates and opinions furnished to Administrative Agent or any Lender by or on behalf of Borrower in connection with the Property or the Loan, is true, accurate and complete in all material respects, and omits no material fact necessary to make the same not misleading.

      8.17 Indemnitor's Warranties and Representations. Borrower has no reason to believe that any warranties or representations made in writing by any Indemnitor to Administrative Agent are untrue, incomplete or misleading in any respect.

      8.18 Condemnation/Casualty. There are no condemnation proceedings or the like pending or, to the Borrower's best knowledge, threatened in writing against the Property or any portion thereof nor has there occurred any casualty at the Property.

      8.19 Other Indebtedness. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or the like other than such indebtedness arising under the Loan Documents or Permitted Additional Debt.

      8.20 Special Assessments. Except as may be set forth in the Title Policy, as of the date hereof there are no pending, or to the Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property.

      8.21 Subsidiaries. Borrower has and will have no subsidiaries.

      8.22 Solvency. Neither Borrower nor any Indemnitor is insolvent and neither Borrower nor any Indemnitor will be rendered insolvent by the transaction contemplated under the Loan Documents.

      8.23 Single Purpose Entity. The Borrower is and shall at all times remain a Single Purpose Entity.

      8.24 Flood Zone. No portion of the Property is located in any special flood hazard area designated as such by any public authority.

      8.25 Required Equity Contribution. Borrower has made all Required Equity Contributions required to date, including, without limitation Borrower's initial Required Equity Contribution.

      8.26 Management Agreement. Borrower hereby represents and warrants that the Property shall be managed by the Property Manager pursuant to the Property Management Agreement in each case approved by the Administrative Agent and the Lenders in writing.

      8.27 General. Borrower has disclosed all materials facts and conditions which are necessary to make the representations and warranties set forth herein or in any other Loan Document not materially misleading.

9.    COVENANTS.

      Borrower covenants and agrees that from the date hereof and so long as any indebtedness remains unpaid hereunder, or any of the Loan or other obligations remains outstanding, as follows:

      9.1 Notices. Borrower shall, with reasonable promptness, but in all events within ten (10) days after it has actual knowledge thereof, notify Administrative Agent and each of the Lenders in writing of the occurrence of any act, event or condition which constitutes a Default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which Borrower proposes to undertake to cure or remedy such Default.

      9.2 Financial Statements and Reports. Borrower shall furnish or cause to be furnished to Administrative Agent and each of the Lenders from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance acceptable to Administrative Agent and each of the Lenders:

            9.2.1 Annual Statements. Within ninety (90) days following the end of each calendar year, financial statements of Borrower prepared in accordance with generally accepted accounting principles, or other recognized method of accounting acceptable to Administrative Agent, consistently applied, in form and manner of presentation acceptable to Administrative Agent prepared and certified by an officer of TNP, such financial statements to include and to be supplemented by such detail and supporting data and schedules as Administrative Agent may from time to time reasonably determine;

            9.2.2 Periodic Statements.. Within forty-five (45) days following the end of each calendar quarter the following, internally prepared by an officer of TNP and certified by an officer of TNP to be true, accurate and complete: (i) an operating statement showing the results of operation for the prior quarter and on a year-to-date basis for the period just ended;
      (ii) a detailed, current rent roll of the Property, containing such details as Administrative Agent may reasonably request, (iii) a leasing status report, (iv) accounts receivable aging, (v) cash flows for the quarter just ended, and (vi) a compliance certificate in the form agreed to between the Borrower and the Administrative Agent. In addition, while any Debt Service Coverage Deficiency exists, the Borrower shall provide the Administrative Agent within ten (10) days following the end of each calendar month an internally prepared calculation of Excess Cash Flow for the preceding calendar month;

            9.2.3 Data Requested. Within a reasonable period of time and from time to time such other financial data or information as Administrative Agent may reasonably request with respect to the Property or Borrower, including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, physical condition of the Property and pending lease proposals;

            9.2.4 Lease Notices. Concurrently with the giving thereof, and within five (5) Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received with respect to the leases to any Major Tenant.

            9.2.5 Pro Forma and Business Plan. Within thirty (30) days prior to the end of each calendar year, a pro-forma cash flow statement and budget for the Property for the next year, (in a form acceptable to Administrative Agent, the

      "Approved Budget") together with copies of all budgets forecasts, updated Argus run and projections which support the pro-forma and an annual business plan for the ensuing calendar year (the Approved Budget shall include the annual Leasing Pro Forma for the Property).

            9.2.6 Indemnitor's Statements. Within ninety (90) days following the end of each calendar year, the financial statements and reports required to be furnished by Indemnitor as set forth in the Guaranty which shall contain, at a minimum, Indemnitor's estimates of values of non-liquid assets, the market value of all liquid assets and marketable securities, cash flow projections, a detailed statement of all liabilities, including contingent liabilities, and a specific listing of unencumbered, liquid assets.

            9.2.7 Entity Notices. Concurrently with the issuance thereof, copies of all written notices (excluding routine correspondence) given to tenant-in-common owners of the Property and the members of Borrower concurrently with the issuance thereof, copies of all written notices with respect to defaults or capital contributions given or received by any member or by Borrower pursuant to the Limited Liability Company Agreement or Management Agreement.

      9.3 Payment of Taxes and Other Obligations. Subject to the right to contest set forth in Section 10.1, Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges payable by it, or with respect to the Property, as well as all claims or obligations for labor, materials, supplies or services (involving an amount in excess of $10,000.00 in any instance or $25,000.00 in the aggregate) or for borrowed funds in any amount.

      9.4 Conduct of Business; Compliance With Law. Borrower shall engage solely in the ownership and operation of the Property, and will not enter into any new ventures, or undertake any Investments, except as permitted in Section 9.8, or any new business dealings, without Administrative Agent's express prior written consent in each instance. As an express inducement to the Lenders to make and maintain the Loan, each Borrower agrees at all times prior to payment and satisfaction of all obligations to be and remain a Single Purpose Entity. Borrower shall operate the Property and conduct its affairs in a lawful manner and in compliance with all Legal Requirements applicable thereto and all provisions of EPJSA.

      9.5 Insurance. Borrower shall at all tunes maintain in full force and effect the insurance coverages set forth in Exhibit D of this Loan Agreement and shall cause Administrative Agent, on behalf of the Lenders, to be designated as mortgagee/loss payee/additional insured in accordance with the requirements of Exhibit D. Without limiting the generality of the insurance requirements set forth on Exhibit D, either (i) the casualty and property insurance policy required hereunder shall specifically cover insured losses as defined in the Terrorism Risk Insurance Act of 2002 (hereinafter referred to as "TR1A"), whether or not TRIA remains in force and effect, or (ii) excess coverage with respect to such insured losses shall be provided, which excess coverage must be in an amount, from an insurer, and in accordance with the terms and conditions acceptable to Administrative Agent. The Borrower agrees not to decline coverage for such insured losses offered in accordance with TRIA with any casualty and property insurance policy obtained or renewed by the Borrower without the prior written consent of the Administrative Agent. All insurance premiums shall be paid annually, in advance, and Administrative Agent and each of the Lenders shall be provided with evidence of such prepayment of insurance premiums prior to closing and thereafter at least thirty (30) days prior to each annual renewal or replacement of such coverages.

      9.6 Restrictions on Liens, Transfers and Additional Debt.

            9.6.1 Prohibited Transactions. Except for Permitted Transactions Borrower shall not:

                  (i) create or incur, or suffer to be created or incurred, or to exist, any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired or upon the proceeds or products thereof;

                  (ii) create or incur any indebtedness for borrowed funds
            whether secured or unsecured either directly or as a Indemnitor except for the Loan;

                  (iii) directly or indirectly permit any sale, transfer,
            exchange, assignment or pledge of or grant of any security interest in any ownership interests in Borrower; or

                  (iv) sell, convey, transfer or exchange any of its assets of any character whether or not related to the Property, or any portion thereof, whether now owned or hereafter acquired.

            9.6.2 Permitted Transactions. The term "Permitted Transactions" shall mean Permitted Transfers, Permitted Additional Debt, Permitted Title Exceptions and Approved Leases.

            9.6.3 Permitted Transfers. The term "Permitted Transfers" shall mean:

                  (i) the Security Documents and other agreements in favor of
            Administrative Agent;

                  (ii) transactions, whether outright or as security, for which
            Administrative Agent's prior written consent has been obtained, which consent may be withheld, granted or granted conditionally, subject to such protective and other conditions as Administrative Agent may require in its sole and absolute discretion;

                  (iii) sales or dispositions in the ordinary course of business of worn, obsolete or damaged items of personal property or fixtures which are suitably replaced; and

                  (iv) Sales or transfers of tenant-in-common ownership
            interests in the Property so long as Administrative Agent and each of the Lenders: (a) are provided with at least thirty (30) days' prior written notice of such sales or transfers; (b) each new Borrower executes the Joinder Documents in form and substance satisfactory to the Lenders and all other documents requested by the Lenders to maintain its Security; (c) the Lenders are provided with information as to the identity of the new owners of such interest, including, without limitation, credit history, entity documents, certificates of existence and good standing and enforceability opinion, and the Administrative Agent approves the new owners as "Borrowers;" (d) TNP or its affiliates shall continue to own at least a thirty (30%) percent tenant-in-common interest in the Property; (e) such sale or transfer occurs within ninety (90) days from the date hereof, and (f) after giving effect to such sales and transfers there shall not be more than twenty-five (25) holders of tenant-in-common interests in the Property at any one time. The Administrative Agent and the Lenders agree that after such sale or transfer in accordance with Section 9.6, if the selling tenant in common owner no longer holds an interest in the Property, such party shall be released from any future liabilities or obligations under the Loan Documents.

            9.6.4 Permitted Additional Debt. The term "Permitted Additional Debt" shall mean:

                  (i) transactions, whether secured or unsecured, for which
            Administrative Agent's and Required Lenders' prior written consent has been obtained, which consent may be withheld, granted or granted conditionally subject to such protective and other conditions as Administrative Agent and Required Lenders may require in its sole and absolute discretion;

                  (ii) indebtedness incurred in the ordinary course of business for the purchase of goods or services which are payable, without interest, within thirty (30) days of billing; and

                  (iii) fully subordinated unsecured loans from owners of
            Borrower the proceeds of which are used solely to pay costs related to the Property so long as the applicable creditor has entered into a subordination and standstill agreement which is fully satisfactory to Administrative Agent in Administrative Agent's sole and absolute discretion.

            9.6.5 Additional Funds. All funds required for the operation of the Property in excess of those available from ordinary cash flow of the Property shall be provided by Borrower, or its owners, as additional equity contributions or by Permitted Additional Debt.

            9.6.6 Right To Accelerate Loan. Without limiting any other provision of this Agreement which provides for the acceleration of the Loan, the Loan shall become due and payable in full, and the Administrative Agent shall have the right to accelerate the Loan and declare an Event of Default, at the option of Administrative Agent or at the direction of the Required Lenders, upon any breach or violation of the provisions of
      Section 9.6.

            9.6.7 Administrative Agent's Options. Administrative Agent may, with the approval of the Required Lenders, in lieu of accelerating the Loan, and in its sole and absolute discretion, agree to waive compliance with the provisions of this Section 9.6. in any instance upon compliance with such terms and conditions as the Administrative Agent or the Required Lenders may impose, including, without limitation, the payment of a material fee and a change in the interest rate and other terms. Except for Permitted Transfers, the Administrative Agent or the Required Lenders may grant or withhold, or conditionally grant, their consent to any proposed transfer in its sole and absolute discretion. In the case of a sale or transfer with the required prior written consent, or any such Permitted Transfer, the seller or transferor shall remain jointly and severally liable with the purchaser or transferee for all liabilities of Borrower or its owners hereunder, subject always to the provisions regarding limited recourse set forth in Section 10 of this Agreement.

      9.7 Limits on Guaranties and Distributions.

            9.7.1 Limits. Borrower shall not guarantee to anyone other than the Lenders the obligations of any person or entity. Borrower shall not pay any money or distribute any property (in any form) out of proceeds of the Loan or proceeds of the Property to its owners, in any capacity, or to any affiliated entity or related party, except for Permitted Distributions.

            9.7.2 Permitted Distributions. The term "Permitted Distributions" shall mean so long as (i) no Debt Service Coverage Deficiency exists (or if a Debt Service Coverage Deficiency has previously occurred but is not then existing, the Property has achieved the applicable Release Ratio for at least two (2) consecutive Calculation Periods at any time following such Debt Service Coverage Deficiency) and (ii) no Event of Default exists (unless waived by the Required Lenders as set forth in Section 11.4) payments and distributions made out of Available Excess Cash Flow.

      9.8 Restrictions on Investments. Borrower will not make or permit to exist or to remain outstanding any Investment out of proceeds of the Loan or the proceeds of the Property except an Investment in assets as to which Administrative Agent has a perfected first lien mortgage or security interest and which are in:

            (i) marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase by Borrower;

            (ii) bank deposits, certificates of deposit and banker's acceptances, or other obligations in or of Lenders or other banks located within and chartered by the United States of America or a state and having assets of over $500,000,000.00; and

            (iii) personal property and real estate acquired in the normal and ordinary course of Borrower's present business and in connection with the Property.

All such Investments shall be made in a manner which assures that Administrative Agent shall have and maintain a perfected first lien security interest therein.

      9.9 Indemnification Against Payment of Brokers' Fees. Borrower agrees to defend, indemnify and save harmless Administrative Agent and each of the Lenders from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Loan.

      9.10 Limitations On Certain Transactions. Borrower agrees to the following limitations:

            9.10.1 No Merger or Acquisition. Borrower shall not dissolve or liquidate, nor merge or consolidate with or otherwise acquire all or substantially all of the assets of any other entity.

            9.10.2 Contracts of a Material or Significant Nature. Borrower shall not enter into any merger or consolidation agreements. Except for contracts otherwise complying with this Agreement (as contemplated by, or executed in connection with, tenant improvements work and brokerage agreements for Approved Leases) and contracts incident to the routine operation of the Property such as utilities, insurance and maintenance, Borrower shall not enter into any other contracts, agreements or purchase orders which would involve the expenditure of more than One Hundred Thousand Dollars ($100,000.00) in any instance or Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any year without Administrative Agent's prior written consent, which consent shall not be unreasonably withheld or delayed, but which consent may be conditioned upon a demonstration by Borrower to Administrative Agent's reasonable satisfaction that the contract, agreement or purchase order is reasonable and that Borrower has adequate resources to pay and perform the same.

      9.11 Approval of Property Manager and Property Management Agreement. Administrative Agent shall have the continuing right to approve the identity of any management company operating the Property and the terms and conditions of the contract for such management. Administrative Agent's approval shall not be unreasonably withheld or delayed. Triple Net Properties Realty, Inc. is hereby approved as a manager of the Property. Such management contract shall be assigned to the Administrative Agent for the benefit of the Lenders and subordinated to the Loan in a manner satisfactory to the Administrative Agent.

      9.12 Deposit of Proceeds. All cash proceeds resulting from the operations of Borrower and of the Property shall be deposited directly in one or more segregated lock box-type accounts at Administrative Agent in the name of and under the control of the Administrative Agent for the purpose of insuring the continuing pledge to Administrative Agent, on behalf of the Lenders, of, and grant to Administrative Agent, on behalf of the Lenders, of a security interest in, such proceeds. So long as no Event of Default exists, Administrative Agent shall transfer such funds in accordance with the cash management agreements executed by the Borrower. Borrower shall not permit any of its funds to be deposited in accounts unless arrangements satisfactory to Administrative Agent have been completed to perfect a first lien pledge and security interest therein in favor of Administrative Agent for the benefit of the Lenders.

      9.13 Place for Records: Inspection. Borrower shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon reasonable notice and as long as no Event of Default exists at reasonable times during normal business hours Administrative Agent shall have the right (through such Administrative Agents or Consultants as Administrative Agent may designate) to examine Borrower's property and make copies of and abstracts from Borrower's books of account, correspondence and other records and to discuss its financial and other affairs with any of its owners and any accountants hired by Borrower, it being agreed that Administrative Agent and each of the Lenders shall use reasonable efforts to not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing its rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any assignee or transferee of the Loan, co-lenders, or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

      9.14 Costs and Expenses. Borrower shall pay all costs and expenses (excluding salaries or wages of full time employees of Administrative Agent) reasonably incurred by Administrative Agent and each of the Lenders in connection with the implementation of the Loan, the administration of the Loan, the enforcement of Administrative Agent's and the Lenders' rights under the Loan Documents, including, without limitation, outside legal counsel fees and disbursements, allocated costs of in-house legal counsel, accounting fees, consulting fees, syndication costs, brokerage fees, appraisal fees, inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of independent engineers and consultants. Borrower's obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys, fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Borrower or any Indemnitor of any covenant, warranty, representation or agreement under any one or more of the Loan Documents.

      9.15 Compliance with Legal Requirements. Borrower shall comply with: (i) all Legal Requirements applicable to the Property, Borrower or both, and (ii) all other documents, covenants and restrictions applicable to the Property, Borrower or both.

      9.16 Indemnification. Borrower shall at all times, both before and after repayment of the Loan, at its sole cost and expense defend, indemnify, exonerate and save harmless Administrative Agent and each of the Lenders and all those claiming by, through or under Administrative Agent and each of the Lenders ("Indemnified Party") against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys' fees and experts, fees and disbursements, which may at any time (including, without limitation, before or after discharge or foreclosure of the Mortgage) be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

            (i) any liability for damage to person or property arising out of any violation of any Legal Requirement applicable to the Property, Borrower, or both, or

            (ii) any act, omission, negligence or conduct at the Property, or arising or claimed to have arisen, out of any act, omission, negligence or conduct of Borrower or any contractor, sub-contractor, tenant, occupant or invitee thereof, which is in any way related to the Property.

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party.

      9.17 Leasing Matters.

            9.17.1 Leasing Pro-Forma. Borrower has established a pro forma setting forth minimum rents, tax and operating stops, tenant standard improvements, free rent, tenant allowances and other tenant inducements which is annexed hereto as Exhibit LPF ("Leasing Pro-Forma"). Borrower shall not modify or amend the

      Leasing Pro-Forma without the prior written approval of Administrative Agent in each instance, which approval shall not be unreasonably withheld or delayed.

            9.17.2 Administrative Agent's or Required Lenders' Approval Required. Required Lenders' or Administrative Agent's, as applicable, prior written approval shall be required in each instance as to: (i) the economic and other terms of every lease and occupancy agreement of the Property or any portion thereof; (ii) each tenant; (iii) each guarantor of a tenant's obligations; (iv) any consent to subletting or assignment; (v) any modification or amendment to a lease; and (vi) any termination, cancellation or surrender of a lease as follows: (i) neither the Required Lenders' nor the Administrative Agent's prior written approval shall be required if the same relates to less than 10,000 rentable square feet at the Property as;long as such lease is on the Form Lease with only minor deviations, to a creditworthy tenant, and with terms no less favorable than the Leasing Pro Forma; (ii) the Administrative Agent's prior written approval shall be required if the same relates to 10,000 or more but less than 20,000 rentable square feet of the Property; and (iii) the Required Lenders' prior written approval shall be required if the same relates to 20,000 or more rentable square feet at the Property. Any lease, or modification or amendment of lease, which has been so approved by the Required Lenders or the Administrative Agent, as applicable (or for which no approval of the Required Lenders or Administration Agent is required pursuant to the terms of this Section 9.17.2), and if so requested by Administrative Agent as to which the tenant has executed an SNDA Agreement, estoppel certificate, or both, acceptable to Administrative Agent, shall be an "Approved Lease". In the event that no approval is required by either the Administrative Agent or the Required Lenders, Borrower agrees to provide the Administrative Agent with an executed copy of any such lease, lease modification, lease termination, lease assignment or sublet agreement within five (5) days after execution thereof.

            9.17.3 Borrower's Requests. Any request by Borrower for an approval from Administrative Agent with respect to leasing matters shall be accompanied, at a minimum, by the following: (i) the proposed lease or amendment or modification thereof complete with all applicable schedules and exhibits; (ii) a complete copy of any proposed guaranty; (iii) comprehensive financial information with respect to the proposed tenant, sub-tenant or assignee and, if applicable, the proposed Indemnitor(as to new leases or amendments or modifications to existing leases involving material economic changes, and as to proposed sub-lets or assignments) ;
      (iv) a brief written summary of the proposed permitted uses and a discussion of how such uses relate to other tenancies then existing at the Property; (v) an executive summary of the terms and conditions of the proposed lease, sub-lease or assignment, and, if applicable, the proposed guaranty; and (vi) an executive summary of the facts and conditions relating to any proposed termination of lease.

            9.17.4 Administrative Agent's and Lenders' Response. The Administrative Agent and the Required Lenders shall act on requests from

      Borrower for any approval under Section 9.17 in a commercially reasonable manner and shall use commercially reasonable efforts to respond to any such request within ten (10) Business Days following Administrative Agent's and Lenders' receipt thereof. If the Administrative Agent fails to respond within ten (10) Business Days of receipt of such request, Borrower shall forward a follow up notice in bold print indicating that failure to respond within five (5) days shall result in a deemed approval, and if Administrative Agent fails to respond within five (5) days of receipt of such second notice, then Borrower's request under this Section 9.17 will be deemed approved. Administrative Agent's response may consist of an approval or disapproval of the request, or a conditional approval thereof subject to specified conditions, or a request for further data or information, or any combination thereof, In order to expedite the processing of requests for such approvals, Borrower agrees to provide Administrative Agent and each of the Lenders with as much advance information as is possible in a commercially reasonable manner in advance of Borrower's formal request for an approval. Borrower agrees to prepare and submit to Administrative Agent and each of the Lenders for prior approval, which approval shall not be unreasonably withheld or delayed a standard lease form ("Form Lease"). Whenever reasonably possible all Borrower's requests for lease approvals shall be accompanied by an express description of any deviations from the Form Lease and the Leasing Pro-Forma.

            9.17.5 SNDAs and Estoppels. Administrative Agent shall have the right to require each tenant to execute and deliver to Administrative Agent a subordination, non-disturbance of possession and attornment agreement ("SNDA Agreement") in form, content and manner of execution acceptable to Administrative Agent and, from time to time, an estoppel certificate in form and manner of execution acceptable to Administrative Agent. As long as no Event of Default exists, the Administrative Agent will request that the Borrower obtain an estoppel certificate from any one tenant no more than once during any twelve month period.

            9.17.6 Leasing Deficiencies.

                  9.17.6.1. Alltel Lease. In the event that (i) on or before
            March 1, 2005, the Borrower has not renewed or extended that certain lease dated April 5, 2000 with Alltel Communications as tenant (the "Alltel Lease"), which is currently scheduled to expire on November 30,2005, or replaced the Alltel Lease with a satisfactory replacement lease or leases (as determined by Administrative Agent in its sole discretion) and (ii) during the Calculation Period commencing with April 1, 2005, the Debt Service Coverage Ratio (using net operating income exclusive of the Alltel Lease but including revenue from any new leases which replace (in whole or in part) the Alltel Lease) is less than 1.30:1, a leasing deficiency (the "Alltel Leasing Deficiency") shall exist and the Borrower shall deposit with the Administrative Agent on the first day of each calendar month commencing July 1, 2005 cash in the amount of $133,333.00 per month (the "Alltel

            Payments") as Cash Collateral for the ensuing nine (9) months. Provided no Event of Default has occurred and is continuing, Administrative Agent shall release the Alltel Payments to the Borrower to pay approved tenant improvement and leasing commission expenses incurred by the Borrower in releasing the space covered by the Alltel Lease to tenants under the leases approved by the Administrative Agent.

                  9.17.6.2 Marriott Lease. In the event that (i) Marriott
            Ownership Resorts, Inc, d/b/a Marriott Vacation Club International ("Marriott") notifies the Borrower that the Marriott will exercise its early termination option as of May 31, 2006, or (ii) on or before May 31, 2005 Marriott has not notified that it will not exercise such option pursuant to that certain lease dated December 15, 2000,, as amended June 4, 2001 with Marriott as tenant (the "Marriott Lease") and (iii) during the Calculation Period commencing with October 1, 2005 the Debt Service Coverage Ratio (using net operating income exclusive of the Marriott Lease but including revenue from any new leases which replace (in whole or in part) the Marriott Lease) is less than 1.30:1, a leasing deficiency (the "Marriott Leasing Deficiency") shall exist and the Borrower shall deposit with the Administrative Agent on the first day of each calendar month commencing December 1, 2005 cash in the amount of $90,000.00 (the "Marriott payments") per month as Cash Collateral for the ensuing six (6) months. Provided no Event of Default has occurred and is continuing, Administrative Agent shall release the Marriott Payment to the Borrower to pay approved tenant improvement and leasing commission expenses incurred by the Borrower in releasing the space covered by the Marriott Lease to tenants under the Leases approved by the Administrative Agent.

                  9.17.6.3. Leasing Cash Collateral Account. The Administrative
            Agent shall deposit amounts received from the Borrower due to Leasing Deficiencies relating to the Alltel Lease and/or the Marriott Lease in a special account from which no funds shall be drawn by the Borrower (the "Leasing Cash Collateral Account"). Unless released to the Borrower as provided in Sections 9.17.6.1 and 9.17.6.2, the Leasing Cash Collateral Account shall stand as additional security for the Loan and the Borrower shall execute and deliver and cause to be recorded or filed security agreements, UCC-1 financing statements and other documentation as the Administrative Agent shall require to perfect a valid first priority security interest in the Cash Collateral deposited in the Leasing Cash Collateral Account. The Borrower shall reimburse the agent for all of its costs and expenses (including attorneys' fees and disbursements) in connection with the delivery and maintenance of such additional collateral.

                  9.17.6.4. Event of Default. It shall be an Event of Default if
            Borrower fails to make the first monthly payment of Cash Collateral pursuant to this Section 9.17.6 with respect to either the Alltel Lease or the

            Marriott Lease not later than the earlier of: (i) ten (10) Business Days after notice from Administrative Agent to Borrower properly requesting the payment, or (ii) if the Borrower has failed to give the Administrative Agent sufficient reports to enable Administrative Agent to make the necessary calculations, ten (10) Business Days following the date the June, 2005 quarterly report is due pursuant to Section 9.2.2.2 with respect to the Alltel Lease and/or ten (10) Business Days following the date the December, 2005 quarterly report is due pursuant to Section 9.2.2.2 with respect to the Marriott Lease. For any subsequent monthly Leasing Deficiency payments with respect to either the Alltel Lease or the Marriott Lease, there shall be no grace period other than as set forth in Section 11.2.2 hereof.

      9.18 Loan To Value Ratio Covenant.

            9.18.1 LTV. At all times the ratio ("Loan To Value Ratio" or "LTV") obtained by dividing: (i) the outstanding principal balance of the Loan, by (ii) the Value of the Property (which value shall only be based upon the income producing parcels of the Property), expressed as a percentage, shall not be greater than sixty-seven and one-half percent (67.5%) decreasing to sixty percent (60%) during any Extended Term. For the purposes of this Loan Agreement, the as is "Value of the Property" shall mean $48,200,000.00 and the stabilized "Value of the Property" shall mean $66,200,000.00, each as established pursuant to an appraisal dated as of May 5, 2003 prepared by Joseph J. Blake & Associates ("Original Appraisal") which has been accepted by Administrative Agent, as such Value of the Property may hereafter be changed either by an update to the Original Appraisal or by a new appraisal ordered by and acceptable to Administrative Agent.

            9.18.2 Updated Appraisals. Administrative Agent shall have the right at its option, from time to time, to order an update to the Original Appraisal or a new appraisal (collectively, an "Updated Appraisal"). Each Updated Appraisal shall be prepared by the original or the appraiser who prepared the most recent Updated Appraisal unless Administrative Agent makes a good faith determination not to have such appraiser prepare the same in which event the Updated Appraisal shall be prepared at Administrative Agent's direction by an appraiser selected by Administrative Agent.

            9.18.3 Costs of Appraisal. Borrower shall pay for the costs of the Original Appraisal and each Updated Appraisal; provided that Borrower shall not be required to pay for more than one (1) Updated Appraisal in any twelve (12) month period unless either: (i) a Default has occurred, or
      (ii) Administrative Agent has determined in good faith that there is a material likelihood that an updated Appraisal would reflect a diminution in Value of the Property of five (5%) percent or more from the most recent appraisal.

            9.18.4 Principal Reduction. If at any time the Loan To Value Ratio is not satisfied, Borrower shall within ten (10) Business Days following Administrative Agent's notice thereof make a principal payment (accompanied by an unwind of a part of the interest rate swap in the same notational amount of such principal reduction) or post additional collateral for the Loan satisfactory to the Lenders, in an amount sufficient to reduce the Loan To Value Ratio to not more than sixty-seven and one-half percent (67.5%), or if applicable, sixty percent (60%). It shall be an Event of Default if such payment is not so made.

      9.19 Debt Service Coverage Ratio.

            9.19.1 Certain Definitions.

                  (i) "Calculation Date" shall mean the last day of each
            calendar quarter commencing with March 31, 2004 and on each June 30, September 30, December 31, and March 31 thereafter.

                  (ii) "Calculation Period" shall mean each successive three (3)
            month period ending on a Calculation Date.

                  (iii) "Debt Service Coverage" shall mean the ratio for the
            Calculation Period of: (A) Net Operating Income to (B) Debt Service on the Loan.

                  (iv) "Net Operating Income" shall mean all cash revenues
            derived from Approved Leases minus all Operating Expenses.

                  (v) "Operating Expenses" shall mean expenditures of all kinds made with respect to the operation of the Property in the normal course of business including, but not limited to, expenditures for taxes, insurance, repairs, replacements, maintenance, management fees, salaries, advertising expenses, professional fees, wages and utility costs, amounts payable with respect to the Property under or with respect to any Permitted Title Exceptions and reasonable additions to, or creations of, reserves for repairs and replacements and for capital expenditures required to comply with Legal Requirements or Approved Leases or amendments thereto, and a $.10 per square foot capital reserve, but expressly excluding: (a) any debt service on the Loan, and (b) expenditures made out of reserves previously created. Any expenditures which in accordance with the accrual basis income tax accounting are depreciated or amortized over a period which exceeds one (1) year shall be treated as an expenditure, for the purposes of the foregoing calculations, ratably over the period of depreciation or amortization. Security deposits received from non-residential tenants during any Calculation Period shall be treated as income upon receipt and as an expense upon return to the tenant unless the same are held in a separate escrow account in which event receipt and disbursement shall be treated in the same manner as residential security deposits received.

                  (vi) "Debt Service on the Loan" shall mean the higher of: (i)
            the actual principal and interest paid or payable under the Loan during the Calculation Period, or (ii) the payments of principal and interest that would have been payable under an assumed loan during the Calculation Period in an amount equal to the outstanding principal balance of the Loan at the inception of the relevant Calculation Period bearing interest at the Deemed Rate of Interest payable on a direct reduction basis over twenty-five (25) years.

                  (vii) "Deemed Rate of Interest" shall mean the greater of: (I)
            the then ten-year United States Treasury Rate plus three hundred
            (300) basis points, or (II) 8.0% per annum.

                  (viii) "Excess Cash Flow" shall mean Net Operating Income
            after payment of all actual debt service due under the Loan.

                  (ix) "Release Ratio" shall mean for any Calculation Period a
            Debt Service Coverage Ratio of 1.30:1 or greater.

            9.19.2 Debt Service Coverage Deficiencies. In the event that for any Calculation Period the Debt Service Coverage Ratio for the Property is less than 1.25:1, a debt service coverage deficiency ("Debt Service Coverage Deficiency") shall exist and Borrower shall either (i) prepay a sufficient amount of principal outstanding on the Loan such that the applicable Release Ratio then in effect is achieved (accompanied by an unwind of a part of the interest rate swap in the same notational amount of such principal reduction) or (ii) pay all Excess Cash Flow to Administrative Agent as Cash Collateral (the "DSC Cash Collateral") at the time Borrower is required to provide its monthly statements to Administrative Agent pursuant to Section 9.2.2.2 until achievement of the applicable Release Ratio for two consecutive Calculation Periods from and after such DSC Cash Collateral has been so deposited. Upon achievement of the applicable Release Ratio for two (2) consecutive quarters and provided there is not then existing and continuing any uncured Default, Administrative Agent shall promptly release the DSC Cash Collateral deposited in the Debt Service Cash Collateral Account to the Borrower.

                  In addition, if, at any time during the term of the Loan, as such term may be extended, the Debt Service Coverage Ratio is less than 1.10:1, a Debt Service Coverage Deficiency shall exist the Borrower shall within ten (10) days either (i) prepay a sufficient amount of principal outstanding on the Loan (accompanied by an unwind of a part of the interest rate swap in the same notational amount of such principal reduction) such that the applicable Release Ratio then in effect is achieved or (ii) deliver Cash Collateral to the

      Administrative Agent for deposit into the Debt Service Cash Collateral Account such that upon recalculation of the Debt Service Coverage using the new outstanding principal balance after the prepayment (or if delivery of Cash Collateral is elected, using the outstanding principal balance of the Loan after subtracting the dollar value of such Cash Collateral) the applicable Release Ratio is achieved. Upon achievement of the applicable Release Ratio for two (2) consecutive quarters after the initial occurrence of such Debt Service Coverage Deficiency and provided there is not then existing and continuing any uncured Default, Administrative Agent shall release the DSC Cash Collateral deposited with Administrative Agent pursuant to this Section 9.19.2 to the Borrower.

            9.19.3 Debt Service Cash Collateral Account. The Administrative Agent shall deposit Excess Cash Flow and Cash Collateral received from the Borrower pursuant to Section 9.19.2 in a special interest bearing account from which no funds shall be drawn by the Borrower (the "Debt Service Cash Collateral Account"). The Debt Service Cash Collateral Account shall stand as additional security for the Loan and the Borrower shall execute and deliver and cause to be recorded or filed security agreements, UCC-1 financing statements and other documentation as the Administrative Agent shall require to perfect a valid first priority security interest in the Excess Cash Flow and Cash Collateral. The Borrower shall reimburse the Administrative Agent for all of its reasonable costs and expenses (including attorneys' fees and disbursements) in connection with the delivery and maintenance of such additional collateral.

            9.19.4 Event of Default. It shall be an Event of Default if Borrower fails to make initial payments of Excess Cash Flow, delivery of Cash Collateral or make prepayment of the Loan, as applicable, not later than the first to occur of (i) ten (10) Business Days after notice from Administrative Agent to Borrower properly requesting the payment, or (ii) if Borrower has failed to give Administrative Agent sufficient reports to enable Administrative Agent to make the necessary calculations, forty-five
      (45) days following the applicable Calculation Date. In the event subsequent monthly payments of Excess Cash Flow are due after an initial deposit to the Debt Service Cash Collateral Account and prior to the cure of such Debt Service Coverage Deficiency, there shall be no grace period other than as set forth in Section 11.2.2.

      9.20 Loan To Cost Ratio Covenant.

            9.20.1 Loan To Cost. At all times the ratio ("Loan To Cost Ratio") obtained by dividing: (i) the outstanding principal balance of the Loan, by (ii) the acquisition cost of the Property plus one hundred percent (100%) of the Leasing Cost Advances, and the GM Costs Advances expressed as a percentage, shall not be greater than seventy-five percent (75%) during the term of the Loan.

            9.20.2 Principal Reduction. If at any time the Loan to Cost Ratio is not satisfied, Borrower shall within ten (10) Business Days following Administrative

      Agent's notice thereof (i) make a principal payment in an amount sufficient to reduce the Loan to Cost Ratio to not more than seventy-five percent (75%) (accompanied by an unwind of a part of the interest rate swap in the same notational amount of such principal reduction) or (ii) deliver additional collateral for the Loan in the form of cash or other collateral satisfactory to the Administrative Agent in its sole discretion. Such additional collateral shall not be deemed to have been delivered to the Administrative Agent unless and until (A) the Administrative Agent is satisfied that the Administrative Agent, for the ratable benefit of the Lenders, has a valid first priority security interest in the additional collateral, (B) the Borrower shall have executed, delivered and caused to be recorded or filed security agreements, UCC-1 financing statements and other documentation as the Administrative Agent shall require, and (C) the Borrower shall have reimbursed the Administrative Agent for all of its reasonable costs and expenses (including attorneys' fees and disbursements) in connection with the delivery of such additional collateral. It shall be an Event of Default if such payment or delivery of additional collateral is not made.

      9.21 Single Purpose Entity. Borrower is and at all times shall remain a Single Purpose Entity. There shall not be more than twenty-five (25) holders of tenant-in-common interests in the Property at any one time. TNP or its affiliates shall own at least thirty percent (30%) of the tenant in common interests in the Property.

      9.22 Replacement Documentation. Upon receipt of an affidavit of an officer of Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

      9.23 Joinder Documents. At the time of a Permitted Transfer of a tenant-in-common interest, each new Borrower shall execute the Joinder
Documents so as to become a Borrower under this Agreement and shall be added as a maker under the Note. From and after the date of the execution of such Joinder Documents, such entities shall be considered a "Borrower" and subject to all of the terms and conditions hereof.

      9.24 Tenant-In-Common Rights. Each Borrower subordinates all of its tenant-in-common rights to the Loan, including, without limitation, any lien rights, contribution rights, indemnities, rights of first refusal and options to purchase and similar rights. During the term of the Loan, each Borrower shall not seek a lien on the interests of any other Borrower. Borrower further agrees to waive all such rights until payment in full of the Loan. Administrative Agent and the Lenders shall be intended thirty-party beneficiaries of all tenant-in-common rights with a right to enforce same. Borrower shall not amend, modify or terminate the Tenant-In-Common Agreement.

      9.25 Administrative Agent's Consultation Rights. Except with respect to compliance with Environmental Legal Requirements (as defined in the Environmental

Indemnity) and the handling and disposal of Hazardous Materials (as defined in the Environmental Indemnity), Administrative Agent shall have the right from time to time (a) to consult with Borrower regarding the business operation of the Project, and the financial and other condition of Borrower or the Project, with Borrower's officers, employees, directors and managers, (b) to discuss with Borrower any significant business issues involved in negotiating a plan of reorganization for Borrower, including Borrower's proposed reorganization plans and operating plans for proceeding following such plan of reorganization coming into effect, and (c) to request from Borrower such forecasts, projections and other financial and business data as Administrative Agent may deem reasonably appropriate.

10. SPECIAL PROVISIONS.

      10.1 Right to Contest.

            10.1.1 Taxes and Claims by Third Parties. Notwithstanding the provisions of Section 9.3 which obligate Borrower to pay taxes and other obligations to third parties when due, it is agreed that any tax, assessment, charge, levy, claim or obligation to a third party (expressly excluding an obligation created under the Loan Documents) need not be paid while the validity or amount thereof shall be contested currently, diligently and in good faith by appropriate proceedings and if Borrower shall have adequate unencumbered (except in favor of Administrative Agent, on behalf of the Lenders) cash reserves with respect thereto, and provided that such contest does not create a default by landlord under any lease assigned to Administrative Agent, on behalf of Lenders; and provided, further, that Borrower shall pay all taxes, assessments, charges, levies or obligations: (i) immediately upon the commencement of proceedings to enforce any lien which may have attached as security therefor, unless such proceeding is stayed by proper court order pending the outcome of such contest; and (ii) as to claims for labor, materials or supplies, prior to the imposition of any lien on the Property unless the lien is discharged or bonded as set forth in Section 11.1.4.

            10.1.2 Legal Requirements. Borrower may contest any claim, demand, levy or assessment under any Legal Requirements by any person or entity if: (i) the contest is based upon a material question of law or fact raised by Borrower in good faith; (ii) Borrower properly commences and thereafter diligently pursues the contest; (iii) the contest will not materially impair the ability to ultimately comply with the contested Legal Requirement should the contest not be successful and the conduct of the contest will not materially interfere with the ability to obligate all tenants under Approved Leases to pay rent without offset; (iv) Borrower demonstrates to Administrative Agent's reasonable satisfaction that Borrower has the financial capability to undertake and pay for such contest and any corrective or remedial action then or thereafter reasonably likely to be necessary; (v) if the likely cost of complying with the Legal Requirement in the event the contest is not successfully resolved, as determined in good faith by Administrative Agent, is more than One Hundred Thousand Dollars

      ($100,000.00) there is no reason to believe that the contest will not be resolved prior to the Maturity Date, or if the Extended Term has become effective, prior to the Extended Maturity Date; (vi) no Event of Default exists; and (vii) if the contest relates to an Environmental Legal Requirement, the conditions set forth in the Environmental Indemnity relating to such contests shall be satisfied.

            10.2 Permitted Distribution of Available Excess Cash Flow. Notwithstanding the provisions of Section 9.7 above (which prohibit or limit distributions to owners of Borrower or their affiliates), Administrative Agent agrees that at any time when the Property has achieved for at least 4 consecutive Calculation Periods and is maintaining a Debt Service Coverage at not less than 1.30:1 Borrower may make distributions to its owners to the extent Borrower has Available Excess Cash Flow. "Available Excess Cash Flow" shall mean Excess Cash Flow accumulated by Borrower from the operations of the Property in excess of reasonable reserves, which reserves shall be determined reasonably by Borrower subject to the approval by Administrative Agent, which approval shall not be unreasonably withheld or delayed.

      10.3 Limited Recourse Provisions.

            10.3.1 Borrower Fully Liable. Borrower shall be fully liable for the Loan and the obligations of Borrower to each of the Lenders.

            10.3.2 Certain Limited Recourse. The Loan shall be on a limited recourse basis to the Indemnitors (each of whom is an "Exculpated Party"), and who shall be exculpated from all personal liability for the payment of interest on and principal of the Loan and for the performance of any of the terms and conditions contained in any of the Loan Documents, and shall have no liability thereunder, except for the following:

                  (i) an Exculpated Party shall be liable for a willful breach by such Exculpated Party of the provisions limiting payments or distributions to owners or affiliates as shall be set forth in the Loan Documents;

                  (ii) an Exculpated Party shall be liable for fraud or any
            other material intentional misrepresentation by such Exculpated
            Party;

                  (iii) any Exculpated Party shall be liable under any
            certificate, loan document or opinion signed by such Exculpated Party, other than a signature in a representative capacity;

                  (iv) an Exculpated Party shall be liable for violations of
            ERISA caused by any act or omission of Borrower or any principal of Borrower;

                  (v) an Exculpated Party shall be liable for misapplication of
            Loan Advances, insurance proceeds, condemnation proceeds or after an Event of Default and while same is continuing, misapplication of rents;

                  (vi) any Exculpated Party who has liability to Borrower under a lease or contract between Borrower as landlord or owner and the Exculpated Party as tenant or contracting party shall be liable to the Lenders with respect to such contract or lease; if and to the extent such contract or lease has been assigned to the Lenders, the Lenders have been granted a security interest therein after a foreclosure or deed in lieu or other realization upon such security interest; and

                  (vii) an Exculpated Party shall be liable for any bankruptcy proceedings filed by or against any Borrower or guarantor of the Loan.

            Each Exculpated Party shall also guaranty the performance of the repurchase obligations under the tenant in common agreements.

            10.3.3 Additional Matters. Nothing contained in these limited recourse provisions or elsewhere shall: (i) limit the right of Administrative Agent or any Lender to obtain injunctive reliefer to pursue equitable remedies under any of the Loan Documents, excluding only any injunctive relief ordering payment of obligations by any person or entity for which personal liability does not otherwise exist; or (ii) limit the liability of any attorney, law firm, architect, accountant or other professional who or which renders or provides any written opinion or certificate to Administrative Agent or any Lender in connection with the Loan even though such person or entity may be an Administrative Agent or employee of Borrower or of an Exculpated Party.

      10.4 Sales of Property and Partial Release Provisions. From time to time upon the Borrower's giving not less than thirty (30) and not more than one hundred twenty (120) days' advance notice to Administrative Agent of Borrower's intention to sell the vacant separate subdivided lots (the "Vacant Lots"), expressly identified in such notice (each, a "Sale Notice"), so long as no Event of Default exists at the date of Borrower's Sale Notice or at the date of closing of the affected sale, the Borrower may sell those Vacant Lots expressly identified in its Sale Notice (the "Released Property") and Administrative Agent shall at Borrower's expense deliver a partial release of the Released Property from the lien of the Mortgage and the other Loan Documents at the closing of the sale, so long as each of the following conditions are satisfied:

      (i) at the closing of the sale of the Released Property the Borrower shall pay the applicable Minimum Release Price for the Released Property to the Administrative Agent for application to the Loan;

      (ii) the Property remaining after the closing of the sale of the Released Property shall satisfy the Loan to Value Ratio covenant and the Debt Service Coverage Ratio calculated without the Released Property;

      (iii) the closing of the sale of any Released Property constituting a portion of the Property will not result in a Default hereunder and Borrower shall have provided Administrative Agent upon request with evidence satisfactory to Administrative Agent (including, without limitation, opinions of counsel reasonably satisfactory to Administrative Agent or affirmative title insurance coverage, all in form and substance reasonably satisfactory to Administrative Agent) that the portion of the Property which will remain subject to the lien of the Mortgage and other Loan Documents after release of the Released Property shall comply with all Legal Requirements, Licenses and Permits and Permitted Title Exceptions;

      (iv) the Borrower shall have paid or reimbursed Administrative Agent for all costs, expenses and fees incurred by Administrative Agent (including attorneys' fees and disbursements) in connection with administration of the transaction and issuance of the requested release, together with any applicable Make Whole Payment and Yield Maturity Fee.

Each Sale Notice shall constitute notice of Borrower's intention to prepay the Loan for purposes of Section 2.3.8 hereof.

11. EVENTS OF DEFAULT.

      The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Administrative Agent and the Lenders following an Event of Default.

      11.1 Default and Events of Default. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 11.1., or in Section 11.2., shall constitute an "Event of Default":

            11.1.1 Generally. A default by Borrower in the performance of any term, provision or condition of this Agreement to be performed by Borrower, or a breach, or other failure to satisfy, any other term, provision, condition, covenant or warranty under this Agreement and such default remains uncured beyond any applicable specific grace period provided for in this Agreement, or as set forth in Section 11.2. below;

            11.1.2 Note, Mortgage and Other Loan Documents. A default by Borrower in the performance of any term or provision of the Note, or of the Mortgage, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Note, the Mortgage or any other Loan Document, regardless of whether the then undisbursed portion of the Loan is sufficient to cover any payment of money required thereby, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured;

            11.1.3 Financial Status and Insolvency.

                  A. Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;
            (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of the property or assets of Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of Borrower or of the whole or any substantial part of its property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; (ix) have an attachment or execution levied against any substantial portion of the property of Borrower or against any portion of the Collateral which is not discharged or dissolved by a bond within thirty (30) days; or (x) have any materially adverse change in its financial condition since the date of this Agreement; or

                  B. any such event shall occur with respect to any Indemnitor;
            or

                  C. any such event occurs with respect to a space tenant
            occupying more than 20,000 rentable square feet ("Major Tenant"), or if the lease of a Major Tenant is terminated for default, or if the lease of a Major Tenant is rejected or terminated in any bankruptcy or reorganization proceedings (and, in any of such instances, Borrower shall not have obtained a replacement tenant or tenants, having a financial condition not less favorable than the original tenant at the time the lease was approved or deemed approved, pursuant to an executed lease or leases acceptable to Administrative Agent and the Lenders as provided in Section 9.17 within three (3) months after notice from Administrative Agent or rejection or termination in bankruptcy or reorganization proceedings, as the case may be).

            11.1.4 Liens. A lien for the performance of work, or the supply of materials, or a notice of contract, or an attachment, judgment, execution or levy is filed against the Land or the Improvements and remains unsatisfied or is not discharged or dissolved by a bond (or by cash collateral acceptable to Administrative Agent for a period of thirty (30) days after the filing thereof;

            11.1.5 Breach of Representation or Warranty. Any material representation or warranty made by Borrower or Indemnitor herein or in any other instrument or document relating to the Loan or the Property shall at any time be materially false or misleading, or any warranty shall be materially breached;

            11.1.6 Default Under Assigned Contract or Lease. Borrower defaults under any lease of the Property or under any contract assigned to Administrative Agent or the Lenders and such default is not cured within the grace period applicable thereto such that the tenant or contracting party obtains the right to terminate the contract or lease or to claim material damages.

            11.1.7 Indemnitor Default. A default by Indemnitor in the performance of any term or provision of this Agreement or any other Loan Document to which Indemnitor is a party, or the breach, or any other failure to satisfy any other term, provision, condition or warranty imposed upon the Indemnitor in this Agreement or in any other Loan Document to which Indemnitor is a party or by which Indemnitor is bound.

            11.1.8 Death of Guarantor. The death of any Indemnitor who is a natural person, provided, however, it shall not be an Event of Default hereunder if within thirty (30) days of such death the Borrower provides the Lenders with a satisfactory replacement Indemnitor who is approved by all of the Required Lenders.

            11.1.9 Tenant in Common Default. The filing of any request for partition or exercise of any other tenant in common rights in violation of this Agreement, provided, however, it shall not be an Event of Default hereunder upon the occurrence of an event described in this Section 11.1.9 as long as TNP, one of TNP's affiliates (who shall be acceptable to the Administrative Agent in its reasonable discretion), or Anthony W. Thompson purchases the tenant in common interest of such offending party within sixty (60) days of such act and dismisses any such prohibited action.

      11.2 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

            11.2.1 No Notice or Grace Period. There shall be no grace period and no notice provision with respect to the payment of principal at maturity and no grace period and no notice provision with respect to defaults related to the voluntary filing of bankruptcy or reorganization proceedings or an assignment for the benefit of creditors, or with respect to nonmonetary defaults which are not reasonably capable of being cured, or with respect to a breach of warranty or representation under Sections
      8.1. (regarding Financial Information), or with respect to breaches under Sections 9.6 (Restrictions on Liens, Transfers and Additional Debt) except as provided in Section 9.6, 9.7 (Limits on Guaranties and Distributions),
      9.28 (Tenant-in-Common Rights), and with respect to Section 11.1.9 (Tenant in Common Default).

            11.2.2 Nonpayment of Interest and Principal As to the nonpayment of interest, and installments of principal prior to Maturity, or as to any payment which is made by an overdraft to Borrower's account which overdraft is not repaid within one (1) day, there shall be a ten (10) day grace period without any requirement of notice from Administrative Agent, except that as to a required principal reduction to comply with the Loan To Value Ratio Covenant in Section 9.18 or the Debt Service Coverage Ratio Covenant in Section 9.19, there shall be no grace period except as stated therein. As to Sections 9.17.6 regarding Alltel Payments and Marriott Payments and 9.19.2 regarding Debt Service Coverage Deficiencies, there shall be no grace period except as stated therein.

            11.2.3 Other Monetary Defaults. All other monetary defaults shall have a five (5) day grace period following notice from Administrative Agent, or, if shorter, a grace period without notice until five (5) Business Days before the last day on which payment is required to be made in order to avoid: (i) the cancellation or lapse of required insurance, or
      (ii) a tax sale or the imposition of late charges or penalties in respect of taxes or other municipal charges.

            11.2.4 Nonmonetary Defaults Capable of Cure. As to nonmonetary defaults which are reasonably capable of being cured or remedied, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a thirty (30) day grace period following notice from Administrative Agent or, if such default would reasonably require more than thirty (30) days to cure or remedy, such longer period of time not to exceed a total of ninety (90) days from Administrative Agent notice as may be reasonably required so long as Borrower shall commence reasonable actions to remedy or cure the default within thirty (30) days following such notice and shall diligently prosecute such curative action to completion within such ninety (90) day period. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations (other than those related to financial information or construction documents) there shall be a thirty (30) day grace period following notice from Administrative Agent.

      11.3 Certain Remedies. If an Event of Default shall occur:

            11.3.1 Accelerate Debt. Administrative Agent may, and upon the direction of the Required Lenders shall, declare the indebtedness evidenced by the Note and secured by the Mortgage immediately due and payable (provided that in the case of a voluntary petition in bankruptcy filed by Borrower or (after the expiration of the grace period if any set forth in Section 11.1.3 above) an involuntary petition in bankruptcy filed against Borrower, such acceleration shall be automatic); and

            11.3.2 Pursue Remedies. Administrative Agent may pursue any and all remedies provided for hereunder, or under any one or more of the other Loan Documents.

            11.3.3 Written Waivers. If a Default or an Event of Default is waived by the Required Lenders or the Administrative Agent, in their sole discretion, pursuant to a specific written instrument executed by an authorized officer of Administrative Agent, the Default or Event of Default so waived shall be deemed to have never occurred.

12. ADDITIONAL REMEDIES.

      12.1 Remedies. Upon the occurrence of an Event of Default, whether or not the indebtedness evidenced by the Note and secured by the Mortgage shall be due and payable or Administrative Agent shall have instituted any foreclosure or other action for the enforcement of the Mortgages, the Note or Letter of Credit, Administrative Agent may, and shall upon the direction of the Required Lenders, in addition to any other remedies which Administrative Agent may have hereunder or under the other Loan Documents, and not in limitation thereof, and in Administrative Agent's sole and absolute discretion:

            12.1.1 Enter and Perform. Enter upon the Property to perform obligations under leases, or to operate, maintain, repair and improve the Property and employ watchmen to protect the Property, all at the risk, cost and expense of Borrower, consent to such entry being hereby given by Borrower;

            12.1.2 Discontinue Work. At any time discontinue any work commenced in respect of the Property or change any course of action undertaken by it and not be bound by any limitations or requirements of time whether set forth herein or otherwise;

            12.1.3 Exercise Rights. Exercise the rights of Borrower under any contract or other agreement in any way relating to the Property and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, whether or not previously incorporated into the realty; and

            12.1.4 Other Actions. In connection with any work or action undertaken by Administrative Agent pursuant to the provisions of the Loan Documents,

                  (i) engage builders, contractors, architects, engineers and others for the purpose of furnishing labor, materials and equipment,

                  (ii) pay, settle or compromise all bills or claims which may become liens against the property constituting the Collateral, or which have been or may be incurred in any manner in connection with the Property or for the discharge of liens, encumbrances or defects in the title of the Property or the Collateral,

                  (iii) take or refrain from taking such action hereunder as
            Administrative Agent may from time to time determine, and

                  (iv) engage marketing and leasing Administrative Agents and real estate brokers to advertise, lease or sell portions or all of the Property or other Collateral upon such terms and conditions as Administrative Agent may in good faith determine.

      12.2 Reimbursement. Borrower shall be liable to Administrative Agent and each of the Lenders for all sums paid or incurred pursuant to any of the Loan Documents whether the same shall be paid or incurred pursuant to this section or otherwise, and all payments made or liabilities incurred by Administrative Agent or any Lender hereunder of any kind whatsoever shall be paid by Borrower to Administrative Agent upon demand with interest at the Default Rate as provided in this Agreement or the Note from the date of payment by Administrative Agent or any Lender to the date of payment to Administrative Agent and repayment of such sums with such interest shall be secured by the applicable Security Documents.

      12.3 Power of Attorney. For the purpose of exercising the rights granted by this Section 12, as well as any and all other rights and remedies of Administrative Agent, Borrower hereby irrevocably constitutes and appoints Administrative Agent (or any Administrative Agent designated by Administrative Agent) its true and lawful attorney-in-fact, upon and following any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts permitted hereunder or by law in the name and on behalf of Borrower.

13. SECURITY INTEREST AND SET-OFF.

      13.1 Security Interest. Borrower and each Indemnitor hereby grant to Administrative Agent, on behalf of the Lenders a lien, security interest and right of setoff as security for all liabilities and obligations to the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Administrative Agent or any Lender or any entity under the control of FleetBoston Financial Corporation and its successors and assigns, or in transit to any of them.

      13.2 Set-Off and Debit, (i) If any payment is not made when due under any of the Loan Documents, after giving regard to applicable grace periods, if any, or (ii) if any Event of Default or other event which would entitle Administrative Agent to accelerate the Loan occurs, or (iii) at any time, whether or not any Default or Event of Default exists in the event any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be, imposed on any property of Borrower; then, in any such event, any such deposits, balances or other sums credited by or due from Administrative Agent or any Lender, or from any such affiliate of Administrative Agent or any Lender, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, debited and appropriated, and applied by Administrative Agent against any or all of Borrower's obligations irrespective of whether demand shall have been made and although such Obligations may be unmatured, in such manner as Administrative Agent in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, debit or appropriation and application, Administrative Agent agrees to notify Borrower thereof, provided the failure to give such notice shall not affect the validity of such set off, debit or appropriation and application. ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY INDEMNITOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrower to such Lender, other than the obligations evidenced by the Note held by such Lender, such amount shall be applied ratably to such other indebtedness and to the obligations evidenced by all the Note held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Note held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      13.3 Right to Freeze. Administrative Agent and each of the Lenders shall also have the right, at its option, upon the occurrence of any event which would entitle Administrative Agent or any Lender to set off or debit as set forth in
Section 13.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

      13.4 Additional Rights. The rights of Administrative Agent, the Lenders and each affiliate of Administrative Agent and each of the Lenders under this
Section 13 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Administrative Agent, or any Lender may have.

14. CASUALTY AND TAKING.

      14.1 Casualty and Obligation To Repair. In the event of any damage or destruction to the Property or the other Collateral by reason of fire or other hazard or casualty (collectively, a "Casualty"), Borrower shall give immediate written notice thereof to Administrative Agent and each of the Lenders and proceed with reasonable diligence, in full compliance with all Legal Requirements and the other requirements of the Loan Documents, to repair, restore, rebuild or replace the affected property (collectively, the "Repair Work").

      14.2 Adjustment of Claims. All insurance claims shall be adjusted by Borrower, at Borrower's sole cost and expense, but subject to Administrative Agent's prior written approval which approval shall not be unreasonably withheld; provided that if any Default exists under any of the Loan Documents, Administrative Agent shall have the right to adjust and compromise such claims without the approval of Borrower.

      14.3 Payment and Application of Insurance Proceeds. All proceeds of insurance shall be paid to Administrative Agent and, at Administrative Agent's option, be applied to Borrower's Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair"). If the Cost To Repair does not exceed One Million Dollars ($1,000,000.00), Administrative Agent shall release so much of the insurance proceeds as may be required to pay for the actual Cost to Repair in accordance with the provisions of Section 14.4. Notwithstanding the foregoing, Administrative Agent shall also release so much of the insurance proceeds as may be required to pay for the actual Cost To Repair if:

            (i) in Administrative Agent's good faith judgment such proceeds together with any additional funds as may be deposited with and pledged to Administrative Agent, on behalf of the Lenders, are sufficient to pay for the Cost To Repair;

            (ii) in Administrative Agent's good faith judgment the Repair Work is likely to be completed prior to the Maturity Date;

            (iii) no Default exists under the Loan Documents; and

            (iv) each tenant leasing more than 5% of the rentable square feet in the Property which might otherwise have a right to terminate its lease on account of such Casualty shall have waived its right to so terminate conditioned only upon the Repair Work being completed within a reasonable period of time acceptable to Administrative Agent all such that upon completion of the Repair Work the Loan To Value Ratio shall be satisfied and the Debt Service Coverage covenant as projected by Administrative Agent will be complied with.

      14.4 Conditions To Release of Insurance Proceeds. If Administrative Agent elects or is required to release insurance proceeds. Administrative Agent may impose reasonable conditions on such release which shall include, but not be limited to, the following:

            (i) Prior written approval by Administrative Agent, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

            (ii) Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as Administrative Agent may reasonably require;

            (iii) If the Cost To Repair does not exceed One Hundred Thousand Dollars ($100,000.00), the funds to pay therefor shall be released to Borrower. Otherwise, funds shall be released upon final completion of the Repair work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% (to be increased to 95% once at least fifty percent of the Repair work has been satisfactorily completed) of the value of the work completed or, if the applicable contract is on a cost plus basis, then 90% (or 95% as provided above) of the costs of the work completed if such cost is less than the value thereof shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Administrative Agent of satisfactory evidence of payment and release of all liens;

            (iv) Determination by Administrative Agent that the undisbursed balance of such proceeds on deposit with Administrative Agent, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

            (v) All work to comply with the standards, quality of construction and Legal Requirements applicable to the original construction of the Property; and

            (vi) the absence of any Default under any Loan Documents.

      14.5 Taking. If there is any condemnation for public use of the Property or of any Collateral, the awards on account thereof shall be paid to Administrative Agent and shall be applied to Borrower's obligations, or at Administrative Agent's discretion released to Borrower. If, in the case of a partial taking or a temporary taking, in the sole judgment of Administrative Agent the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Property or the value of the Collateral, so long as no Default exists Administrative Agent shall release awards on account of such taking to Borrower if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Property to a condition reasonably satisfactory to Administrative Agent and such partial or temporary taking shall not be deemed to violate the provisions of
Section 9.6.

15. THE ADMINISTRATIVE AGENT AND THE LENDERS

      15.1 Appointment of Administrative Agent. Each Lender hereby irrevocably designates and appoints Fleet National Bank as Administrative Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this Article 15. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this Article 15 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof.

      15.2 Administration of Loan by Administrative Agent. The Administrative Agent shall be responsible for administering the Loan on a day-to-day basis. In the exercise of such administrative duties, the Administrative Agent shall use the same diligence and standard of care that is customarily used by the Administrative Agent with respect to similar loans held by the Administrative Agent solely for its own account.

      Each Lender delegates to the Administrative Agent the full right and authority on its behalf to take the following specific actions in connection with its administration of the Loan:

            (i) to fund the Loan in accordance with the provisions of the Loan Documents, but only to the extent of immediately available funds provided to the Administrative Agent by the respective Lenders for such purpose;

            (ii) to receive all payments of principal, interest, fees and other charges paid by, or on behalf of, the Borrower and, except for fees to which the

      Administrative Agent is entitled pursuant to the Loan Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;

            (iii) to keep and maintain complete and accurate files and records of all material matters pertaining to the Loan, and make such files and records available for inspection and copying by each Lender and its respective employees and Administrative Agents during normal business hours upon reasonable prior notice to the Administrative Agent; and

            (iv) to do or omit doing all such other actions as may be reasonably necessary or incident to the implementation, administration and servicing of the Loan and the rights and duties delegated hereinabove.

      15.3 Delegation of Duties. The Administrative Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through its Administrative Agent or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys-in-fact selected by it with reasonable care.

      15.4 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their gross negligence or willful misconduct. Neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrower or any of its officers or Administrative Agents contained in this Agreement or the other Loan Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Agreement or the other Loan Documents; (iii) the state or condition of any properties of the Borrower or any other obligor hereunder constituting Collateral for the Obligations of the Borrower hereunder, or any information contained in this books or records of the Borrower; (iv) the validity, enforceability, collectibility, effectiveness or genuineness of this Loan Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

      15.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without limitation, counsel to the

Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or its shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with any written request of the Required Lenders, and each such request of the Required Lenders, and any action taken or failure to act by the Administrative Agent pursuant thereto, shall be binding upon all of the Lenders; provided, however, that the Administrative Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Loan Documents or to applicable law.

      15.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Administrative Agent has actual knowledge of the same or has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent obtains such actual knowledge or receives such a notice, the Administrative Agent shall give prompt notice thereof to each of the Lenders. The Administrative Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders, unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as it shall deem advisable in the best interest of the Lenders, provided, however, that the Administrative Agent shall not accelerate the indebtedness under this Loan Agreement without the prior written consent of the Required Lenders.

      15.7 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrower and has made its own decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taken any action under this Agreement and the other Loan Documents. Each Lender expressly acknowledges that is has relied upon its own legal counsel in its consideration of its decision to enter into the Agreement and the other Loan Documents and will so rely in regard to the implementation of the transaction contemplated hereby and thereby and that it does not have any lawyer-client relationship with Administrative Agent's counsel or counsels or any other Lenders with respect thereto.

      15.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under this Agreement or the other Loan Documents, (ii) any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Agreement and the other Loan Documents, and
(iii) any liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

      15.9 Administrative Agent in its Individual Capacity. With respect to its Commitment as a Lender, and the Loans made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and any other Loan Document as any Lender and may exercise the same as thought it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

      15.10 Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice to the Lenders and Borrower. The Required Lenders, for good cause, may remove Administrative Agent at any time by giving thirty (30) days' prior written notice to the Administrative Agent, the Borrower and the other Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appoint within thirty (30) days after the retiring Administrative Agent's giving notice of resignation or the Required Lenders' giving notice of removal, as the case may be, then the retiring Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Each such successor Administrative Agent shall be a financial institution which meets the requirements of an Eligible Assignee. Unless an Event of Default shall have occurred and be continuing, any successor Administrative Agent shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

      15.11 Duties in the Case of Enforcement. In the case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, at the request, or may, upon the consent, of the Required Lenders, and provided that the Lenders have given to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents respecting the foreclosure of mortgages, the sale or other disposition of all or any part of the Collateral and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Required Lenders. The Administrative Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Required Lenders, and such instruction shall be binding upon all the Lenders. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agreeing to indemnity and hold the Administrative Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Administrative Agent may, in its discretion but without obligation, in the absence of direction from the Required Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder and in and to any Collateral securing the Obligations, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any Collateral. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Notes, other than through the Administrative Agent.

      15.12 Respecting Loans and Payments.

            15.12.1 Procedures for Loans. Administrative Agent shall give written notice to each Lender of each request for a conversion of an existing Loan from a Variable Rate Advance to a Libor Advance, by facsimile transmission, hand delivery or overnight courier, not later than 11:00 a.m. (Boston time) (i) three (3) Business Days prior to any Libor Advance or conversion to a Libor Advance, or

      (ii) one (1) Business Day prior to any Variable Rate Advance. Each such notice shall be accompanied by a written summary of the request for a Loan and shall specify (a) the date of the requested Loan, (b) the aggregate amount of the requested Loan, (c) each Lender's pro rata share of the requested Loan, and (d) the applicable interest rate selected by Borrower with respect to such Loan, or any portion thereof, together with the applicable Interest Period, if any, selected, or deemed selected, by Borrower. Each Lender shall, before 11:00 a.m. (Boston time) on the date set forth in any such request for a Loan, make available to Administrative Agent, at an account to be designated by Administrative Agent at Fleet National Bank in Boston, Massachusetts, in same day funds, each Lender's ratable portion of the requested Loan. After Administrative Agent's receipt of such funds and upon Administrative Agent's determination that the applicable conditions to making the requested Loan have been fulfilled, Administrative Agent shall make such funds available to Borrower as provided for in this Loan Agreement. Within a reasonable period of time following the making of each Loan, but in no event later than ten (10) Business Days following such Loan, Administrative Agent shall deliver to each Lender a copy of Borrower's request for Loans. Promptly after receipt by Administrative Agent of written request from any Lender, Administrative Agent shall deliver to the requesting Lender the accompanying certifications and such other instruments, documents, certifications and approvals delivered by or on behalf of Borrower to Administrative Agent in support of the requested Loan.

            15.12.2 Nature of Obligations of Lenders. The obligations of the Lenders hereunder are several and not joint. Failure of any Lender to fulfill its obligations hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.

            15.12.3 Payments to Administrative Agent. All payments of principal of and interest on the Loans or the Notes shall be made to the Administrative Agent by the Borrower or any other obligor or Indemnitor for the account of the Lenders in immediately available funds as provided in the Notes and this Agreement. The Administrative Agent agrees promptly to distribute to each Lender, on the same Business Day upon which each such payment is made if received by 12:00 noon (eastern standard time), such Lender's proportionate share of each such payment in immediately available funds, and if received after 12:00 noon (eastern standard time), then on the next Business Day, except as otherwise expressly provided herein. The Administrative Agent shall upon each distribution promptly notify Borrower of such distribution and each Lender of the amounts distributed to it applicable to principal of, and interest on, the proportionate share held by the applicable Lender. Each payment to the Administrative Agent under the first sentence of this Section 15.12.3 shall constitute a payment by the Borrower to each Lender in the amount of such Lender's proportionate share of such payment, and any such payment to the Administrative Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrower to the Administrative Agent without regard to whether or when the Administrative Agent makes distribution thereof as provided above. If any payment received by the Administrative Agent from the Borrower is insufficient to pay both all accrued interest and all principal then due and owing, the Administrative Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly. As long as no Event of Default exists, the Borrower shall only be obligated to respond to requests for payment from the Administrative Agent.

            15.12.4 Distribution of Liquidation Proceeds. Subject to the terms and conditions hereof, the Administrative Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

      First: To the Administrative Agent, towards any fees and any expenses for which the Administrative Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Administrative Agent.

      Second: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Administrative Agent and not theretofore paid to such Lenders.

      Third: To all applicable Lenders based upon their respective Commitment Percentages until all Lenders have been paid in full any Individual Lender Litigation Expenses.

      Fourth: To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.

      Fifth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrower under the Loan Documents.

      Sixth: To the Borrower or such third parties as may be entitled to claim Liquidation Proceeds.

            15.12.5 Adjustments. If, after Administrative Agent has paid each Lender's proportionate share of any payment received or applied by Administrative Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Administrative Agent's request, promptly return its proportionate share of such payment or application to Administrative Agent, together with the Lender's proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment or application.

            15.12.6 Setoff. If any Lender (including the Administrative Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrower held by such Lender on account of the obligations of the Borrower under this Agreement, such Lender shall remit to the Administrative Agent all such sums received pursuant to the exercise of such right of setoff, and the Administrative Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Agreement.

            15.12.7 Distribution by Administrative Agent. If in the opinion of the Administrative Agent distribution of any amount received by it in such capacity hereunder or under the Notes or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Administrative Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such persons as shall be determined by such court.

            15.12.8 Actions by Administrative Agent. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any sale of the Collateral or other disposition and shall indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect to all actions taken or omitted in accordance with such directions provided that Administrative Agent need not comply with any such directions tot he extent Administrative Agent reasonably believes the Administrative Agent's compliance with such directions would constitute a violation of the obligations undertaken by the Administrative Agent and/or Lenders under the Loan Documents, or will constitute a violation of any statute, ordinance or regulation applicable to the Administrative Agent.

      15.13 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under the Agreement, including without limitation its obligation to make available to Administrative Agent its pro rata share of any Loan, expenses or setoff (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Administrative Agent, other Lenders, the Borrower or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of the outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of the outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of all the outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights to payments as set forth in clauses (i) and (ii) hereinabove shall he restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

      The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Administrative Agent or by any non-delinquent Lender, on account of an Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

      15.14 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      15.15 Assignment and Participation.

            15.15.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees (or any lender while an Event of Default exists) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it), upon satisfaction of the following conditions: (a) the Administrative Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement,
      (c) prior to the occurrence of an Event of Default and while same is continuing each assignment shall be in an amount that is at least Five Million Dollars ($5,000,000.00) and is a whole multiple of One Million Dollars ($1,000,000.00), (d) while an Event of Default does not exist each Lender which is a Lender at the time of such assignment shall retain, free of any such assignment, an amount of its Commitment of not less than Five Million Dollars ($5,000,000.00), (e) while an Event of Default does not exist the Administrative Agent, in its individual capacity as a Lender, shall retain, free of any such assignment, an amount of its Commitment of not less than Ten Million Dollars ($10,000,000.00), and (f) the parties of such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit J hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 15.15.3, be released from its obligations under this Agreement.

            15.15.2 Certain Representations and Warranties, Limitations, Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                  (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other person primarily secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statement provided by the Borrower as required by the terms of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v) such assignee represents and warrants that it is an
            Eligible Assignee if required hereunder;

                  (vi) such assignee appoints and authorizes the Administrative
            Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and

                  (viii) such assignee represents and warrants that it is
            legally authorized to enter into such Assignment and Acceptance.

            15.15.3 Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of Two Thousand Five Hundred Dollars ($2,500.00).

            15.15.4 New Notes. Upon its receipt of an Assignment and acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 15.15.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrower.

            15.15.5 Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such Participation shall be in a minimum amount of Five Million Dollars ($5,000,000.00), (b) each participant shall meet the requirements of an Eligible Assignee (or any lender while an Event of Default exists), (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      15.16 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated or participation.

      15.17 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 9.16 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall prior to the date on which any interest or fees are-payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 15.17 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341). No such pledge or the enforcement thereof shall release the pledger Lender from its obligations hereunder or under any of the other Loan Documents.

      15.18 Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

      15.19 Administrative Matters.

            15.19.1. Amendment, Waiver, Consent, Etc. No term or provision of this Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Required Lenders.

      Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Defaulting Lender) shall be recruited with respect to any proposed amendment, waiver, discharge, termination, or consent which:

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                  (i) has the effect of (a) extending the final scheduled
            maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

                  (ii) releases or discharges any material portion of the
            Collateral other than in accordance with the express provisions of the Loan Documents.

                  (iii) amends, modifies or waives any provisions of this
            paragraph.

                  (iv) reduces the percentage specified in the definition of
            Required Lenders,

                  (v) except as otherwise provided in this Agreement, change the amount of any Lender's Commitment or Commitment Percentage, or

                  (vi) releases or waives any guaranty of the Obligations or indemnifications provided in the Loan Documents;

and provided, further, that without the consent of the Administrative Agent, no such action shall amend, modify or waive any provision of this Article 15.19 or any other provisions of any Loan Document which relates to the rights or obligations of the Administrative Agent.

      15.20 Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Required Lenders or all of the Lenders, as the case may be in accordance with the terms of this Agreement, or if the Administrative Agent is required hereunder to seek or desires to seek, the approval of the Required Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Administrative Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct, the Administrative Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type a legend substantially to the following effect;

      "THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE, FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION REQUESTED BY THE

      BORROWER OR THE COURSE OF CONDUCT PROPOSED BY THE ADMINISTRATIVE AGENT AND RECITED ABOVE."

and if the foregoing legend is included by the Administrative Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Administrative Agent within ten (10) calendar days of such Lender's receipt of such notice.

16.   GENERAL PROVISIONS.

      16.1 Notices. Any notice or other communication in connection with this Loan Agreement, the Note, the Mortgage, or any of the other Loan Documents, shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission, if a FAX Number is designated below, provided a copy is also sent by first-class mail addressed:

                     If to Borrower:

                            c/o Triple Net Properties, LLC
                            1551 N. Tustin Avenue, Suite 650
                            Santa Ana, California 92705
                            FAX Number: (714) 667-6860
                            Attention: Anthony W. Thompson

 with copies by regular mail or such hand delivery or facsimile transmission to:

                            Hirschler Fleischer
                            The Federal Reserve Bank Building
                            701 E. Byrd Street, 16th Floor
                            Richmond, Virginia 23219
                            FAX Number: (804) 644-0957
                            Attention: David F. Belkowitz, Esquire

                     If to Administrative Agent:

                            Fleet National Bank
                            111 Westminster Street, Suite 800
                            Providence, Rhode Island 02903
                            FAX Number: (401)278-5661
                            Attention: Mr. Patrick Burns, Senior Vice President
with copies by regular mail or such hand delivery or facsimile transmission to:

                            Goulston & Storrs, P.C.
                            400 Atlantic Avenue
                            Boston, Massachusetts 02110
                            FAX Number: (617)574-4112
                            Attention: James H. Lerner, Esquire

                     If to Lenders:

                            Fleet National Bank
                            111 Westminster Street, Suite 800
                            Providence, Rhode Island 02903
                            FAX Number: (401) 278-5661
                            Attention: Mr. Patrick Burns, Senior Vice President

with copies by regular mail or such hand delivery or facsimile transmission to:

                            Goulston & Storrs, P.C.
                            400 Atlantic Avenue
                            Boston, Massachusetts 02110
                            FAX Number: (617)574-4112
                            Attention: James H. Lerner, Esquire

and to such addresses as set forth in the Assignment and Acceptance.

      Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

      A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt at evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

      16.2 Limitations on Assignment. Borrower may not assign this Agreement or the monies due thereunder or convey or, except for a Permitted Transaction, encumber the Property or other Collateral or any interest therein without the prior written consent of Lender the Required Lenders in each instance.

      16.3 Further Assurance. Borrower shall upon request from Administrative Agent from time to time execute, seal, acknowledge and deliver such further instruments or documents which Administrative Agent may reasonably require to better perfect and confirm, its rights and remedies hercunder, under the Note, under the Mortgage and under each of the other Loan Documents.

      16.4 Parties Bound. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Administrative Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

      This Agreement is a contract by and among Borrower, Administrative Agent and each of the Lenders for their mutual benefit, and no third person shall have any right, claim or interest against either Administrative Agent, or any Lender or Borrower by virtue of any provision hereof.

      16.5 Waivers, Extensions and Releases. Except as otherwise provided herein, Administrative Agent may, unless otherwise directed by the Required Lenders, at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Collateral from the provisions of this Agreement and from the Mortgage or any other Security Document, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance, shall not be considered a waiver of such condition in any other instance or any other circumstance.

      16.6 Governing Law; Consent to Jurisdiction; Mutual Waiver of Jury Trial.

            16.6.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

            16.6.2 Place of Delivery. Borrower agrees to furnish to Administrative Agent at the Administrative Agent's office in Providence, Rhode Island all further instruments, certifications and documents to be furnished hereunder.

            16.6.3 Governing Law. This Agreement, except as otherwise provided in Section 16.6.4 and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

            16.6.4 Exceptions. Notwithstanding the foregoing choice of law:

                  (i) matters relating to the creation, perfection, priority and enforcement of the liens on and security interests in the Property or other

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            assets situated in including by way of illustration, but not in limitation, actions for foreclosure, for injunctive relief, or for the appointment of a receiver, shall be governed by the laws of the State of Florida;

                  (ii) Administrative Agent and each of the Lenders shall comply with applicable law in the State of Florida to the extent required by the law of such jurisdiction in connection with the foreclosure of the security interests and liens created under the Mortgage and the other Loan Documents with respect to the Property or other assets situated in Florida; and

                  (iii) provisions of Federal law and the law of Florida shall apply in defining the terms Hazardous Materials, Environmental Legal Requirements and Legal Requirements applicable to the Property as such terms are used in this Loan Agreement, the Environmental Indemnity and the other Loan Documents.

Nothing contained herein or any other provisions of the Loan Documents shall be construed to provide that the substantive laws of the State of Florida shall apply to any parties, rights and obligations under any of the Loan Documents, which, except as expressly provided in clauses (i), (ii) and (iii) of this
Section 16.6.4, are and shall continue to be governed by the substantive law of the Commonwealth of Massachusetts, except as set forth in clauses (i), (ii) and
(iii) of this Section 16.6.4. In addition, the fact that portions of the Loan Documents may include provisions drafted to conform to the law of the State of Florida is not intended, nor shall it be deemed, in any way, to derogate the parties, choice of law as set forth or referred to in this Loan Agreement or in the other Loan Documents. The parties further agree that the Administrative Agent may enforce its rights under the Loan Documents including, but not limited to, its rights to sue the Borrower or to collect any outstanding indebtedness in accordance with applicable law.

            16.6.5. Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the Commonwealth of Massachusetts. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH IN THIS LOAN AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM

            16.6.6. JURY TRIAL WAIVER. BORROWER, ADMINISTRATIVE AGENT, AND EACH OF THE LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS LOAN AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER, ADMINISTRATIVE AGENT AND EACH OF THE LENDERS TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY.

      16.7 Survival. All representations, warranties, covenants and agreements of Borrower, or Indemnitor herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrower, or Indemnitor pursuant hereto are significant and shall be deemed to have been relied upon by Administrative Agent and each of the Lenders notwithstanding any investigation made by Administrative Agent or any Lender or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Administrative Agent, or any Lender, or by Lenders' Consultants or any of representatives, of any plans and specifications, opinion letters, certificates by professionals or other item of any nature shall relieve Borrower or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrower or Indemnitor, or any one or more of them, under any one or more of the Loan Documents.

      16.8 Cumulative Rights. All of the rights of Administrative Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Administrative Agent may determine in its sole good faith judgment.

      16.9 Claims Against Administrative Agent or the Lenders.

            16.9.1 Borrower Must Notify. Administrative Agent and each of the Lenders shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrower shall have been given to Administrative Agent and each of the Lenders within thirty (30) days after Borrower first had actual knowledge or actual notice of the occurrence of the event which Borrower alleges gave rise to such claim and Administrative Agent and each of the Lenders do not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to, any of the persons or officials referred to in Exhibit C as Authorized Representatives or of the Property manager.

            16.9.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Administrative Agent or any Lender has breached any of their obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, and the Administrative Agent's and the Lenders' responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrower's reasonable costs and expenses including, without limitation, reasonable attorneys, fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Administrative Agent or any Lender, where it is also so determined that Administrative Agent or any Lender acted in bad faith, or that Administrative Agent's or any Lenders' default constituted gross negligence or willful misconduct, the payment of any actual, direct, compensatory damages sustained by Borrower as a result thereof plus Borrower's reasonable costs and expenses, including, without limitation, reasonable attorneys, fees and disbursements in connection with such court proceedings.

            16.9.3 Limitations. In no event, however, shall Administrative Agent or the Lenders be liable to Borrower or to Indemnitor or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Administrative Agent of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Administrative Agent or any Lender be liable to Borrower or to Indemnitor or anyone else unless a written notice specifically setting forth the claim of Borrower shall have been given to Administrative Agent and each of the Lenders within the time period specified above.

      16.10 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the obligations of Borrower and Indemnitor under the Loan Documents shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrower or any Indemnitor may have at any time against Administrative Agent or any Lender whether in connection with the Loan or any unrelated transaction, except for any such claim, setoff, defense or other right, if any, as to which a written notice shall have been given to Administrative Agent and each of the Lenders in accordance with the provisions of Section 16.9.

      16.11 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of their provisions.

      16.12 Counterparts. This Loan Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

      16.13 Satisfaction of Commitment. The Loan being made pursuant to the terms hereof and of the other Loan Documents is being made in satisfaction of, Administrative Agent's and each of the Lenders' obligations under the Commitment dated ____________________, 2003. The terms, provisions and conditions of this Agreement and the other Loan Documents supersede the provisions of the Commitment.

      16.14 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

      16.15 No Oral Change. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

      16.16 Monthly Statements. While Administrative Agent may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Administrative Agent to issue any Statement on one or more occasions shall not affect Borrower's obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon Administrative Agent and so Borrower shall always remain obligated to pay the full amount (s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of Administrative Agent's rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.

      16.17 Usury. If at any time the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by any Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan, shall be deemed by any competent court of law, Governmental Authority or tribunal to exceed the maximum rate of interest permitted to be charged by the Lenders to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

      16.18 Invalid Provisions In the event that any of the covenants, agreements, terms or provisions contained in this Agreement, the Note, or in any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Note or in any other Loan Document (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

      IN WITNESS WHEREOF, Borrower has caused this Senior Loan Agreement to be duly executed and delivered at Boston, Massachusetts as a sealed instrument as of the ______ day of June 2003.

                            NNN Netpark, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 1, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 2, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 3, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 4, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 5, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Name: Antony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 6, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 7, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 8, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                                        Its: President
                                        Hereunto duly authorized

                            NNN Netpark 9, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 10, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 12, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark l3,LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark l4, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark l5,LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 16, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 17, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 18, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark l9,LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 20,LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 21,LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 22, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 23, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 24, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Vice President

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            NNN Netpark 25, LLC,
                            a Delaware limited liability company

                                By: Triple Net Properties, LLC,
                                    a Virginia limited liability company,
                                    Its: Manager

                                    By: /s/ Anthony W. Thompson
                                        ----------------------------------------
                                        Name: Anthony W. Thompson
                `                       Its: President
                                        Hereunto duly authorized

                            ADMINISTRATIVE AGENT:

                            FLEET NATIONAL BANK, a national banking
                            association

                            By: ____________________________________
                            Name: __________________________________
                            Title: _________________________________
                            Hereunto duly authorized

                            LENDERS:

                            FLEET NATIONAL BANK, a national banking
                            association

                            By: ____________________________________
                            Name: __________________________________
                            Title: _________________________________
                            Hereunto duly authorized

                                    EXHIBITS:

                                               Section
                                               Reference Number
                                               ----------------
Exhibit A        Definitions                              1.1

Exhibit B        Ownership Interests and               8.10.2
                 Taxpayer Identification
                 Numbers

Exhibit C        Authorized Representatives      4 and 15.9.1

Exhibit D        Required Hazard Property and    7.13 and 9.5
                 Other Insurance

Exhibit F        Lenders' Commitment

Exhibit G        Note

Exhibit H        Joinder Agreement

Exhibit I        Reserved

Exhibit J        Assignment and Acceptance            15.15.1

Exhibit LPF      Leasing Pro Forma                       9.17

Exhibit Release  Release Schedule                        10.4
Schedule

                                   SCHEDULES:

1.    None.

                           EXHIBIT A TO LOAN AGREEMENT

                                   DEFINITIONS

      Additional Amount as defined in Section 6.1.

      Adjusted Libor Rate shall mean a per annum rate equal to the Libor Rate plus 300 basis points.

      Administrative Agent. Fleet National Bank acting as Administrative Agent for the Lenders.

      Agreement as defined in the Preamble.

      Alltel Lease as defined in Section 9.17.6.1.

      Alltel Leasing Deficiency as defined in Section 9.17.6.1.

      Alltel Payments as defined in Section 9.17.6.1.

      Approved Budget. As defined in Section 9.2.6.

      Approved Lease as defined in Section 9.17.2.

      Arranger shall mean Fleet Securities, Inc.

      Assignment of Contracts as defined in Section 3.1.3.

      Assignment of Interest Rate Protection Agreement as defined in Section 3.1.8.

      Assignment of Leases and Rents as defined in Section 3.1.2.

      Authorized Representatives as defined in Section 4. and listed on Exhibit
C.

      Available Excess Cash Flow as defined in Section 10.2.

      Banking Day means any day other than a Saturday, Sunday, legal holiday, or a day on which banks are not required or authorized by law to close in the city in which Administrative Agent's principal office is situated.

      Borrower as defined in the Preamble. As used herein, the term Borrower and Borrowers shall mean and refer to the tenant-in-common owners of the property from time to time, jointly and singularly, with all definitions, representations, warranties, covenants, rights and remedies provided for herein to apply to each entity individually and collectively except as the context otherwise provides. Further, (x) any and all references to Obligations (as defined herein) shall mean and refer to the joint Obligations of each entity to any of the Lenders and the Administrative Agent, and the Obligations of any one of them to the Lenders and the Administrative Agent, and (y) the occurrence of any Default or Event of Default with respect to any Borrower shall be deemed to constitute a Default or Event of Default hereunder. Any and all Advances hereunder shall be advanced to one of the entities but shall represent an Obligation of all of the entities to the Lenders and the Administrative Agent.

      Business Day shall mean: any day of the year on which offices of Fleet National Bank are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no , "February 30th"), the payment shall be due on the last Business Day of the calendar month.

      Calculation Date as defined in Section 9.19.1(i).

      Calculation Period as defined in Section 9.19.1(ii).

      Cash Collateral shall mean cash deposited with and pledged to Administrative Agent on behalf of the Lenders as security for the Obligations.

Casualty as defined in Section 14.1.

      Collateral as defined in Section 7.5.

      Commitment. With respect to each Lender, the amount set forth on Exhibit F hereto as the amount of such Lender's commitment to make advances to the Borrower, as may be amended from time to time by the Administrative Agent as provided in Section 15.

      Commitment Percentage. With respect to each Lender, the percentage set forth on Exhibit F hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, as may be amended from time to time by the Administrative Agent as provided in Section 15.

      Cost To Repair as defined in Section 14.3.

      Debt Service Cash Collateral Account as defined in Section 9.19.3.

      Debt Service Coverage as defined in Section 9.19.1.(iii).

      Debt Service Coverage Deficiency as defined in Section 9.19.2.

      Debt Service on the Loan as defined in Section 9.19.1.(vi).

      Deemed Rate of Interest as defined in Section 9.19.1.(vii).

      Default as defined in S ection 11.1.

      Delinquent Lender as defined in Section 15.13.

      Dollars shall mean lawful money of the United States.

      DSC Cash Collateral as defined in Section 9.19.2.

      Eligible Assignee. Any of (a) a commercial bank organi zed under the laws of the United. States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $ 1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of 5500,000,000 or is otherwise acceptable to the Administrative Agent; and (f) any existing Lender.

      Environmental Indemnity as defined in Section 3.1.4.

      Environmental Legal Requirements as defined in the Environmental
      Indemnity.

      ERISA and ERISA Plan each as defined in Section 8.12.

      Event of Default as defined in Section 11.1.

      Excess Cash Flow as defined in Section 9.19.1(v).

      Exculpated Party as defined in Section 10.3.2.

      Extended Maturity Date as defined in Section 2.2.

      Extended Term shall mean the First Extended Term or the Second Extended Term, as applicable.

      Extension Term as defined in Section 2.6.

      First Extended Maturity Date as defined in Section 2.2.

      Force Majeure shall mean any delay due to strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of or delay caused by any government, court or regulatory body claiming jurisdiction (including, without limitation delays in processing or release of necessary permits), act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion other Acts of God, or other delays reasonably beyond the control of Borrower. Force Majeure shall be deemed to exist only so long as Borrower specifically notifies Administrative Agent and each of the Lenders in writing of such delay within a reasonable period of time following Borrower's knowledge of the event or condition, but in no event later than thirty (30) days after obtaining such knowledge.

      Form Lease as defined in Section 9.17.4.

      Future Commitment as defined in Section 15.13.

      GM Costs Advances as defined in Section 6.1.

      Governmental Authority means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions.

      Guaranty as defined in Section 3.1.5.

      Hazardous Materials shall mean and include asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rales, codes or regulations.

      Improvements as defined in Section 1.3.

      Indemnified Party as defined in Section 9.16.

      Indemnitor shall mean on a joint and several basis Triple Net Properties, LLC, NNN Value Fund 2002, LLC, and Anthony W. Thompson.

      Individual Lender Litigation Expenses means costs and expenses (including reasonable attorneys' fees) incurred by any individual Lender in any litigation concerning the Loan in which such Lender has been named as a party defendant, but only to the extent such costs and expenses are reimbursable to such Lender by the Borrower under the Loan Documents.

      Initial Advance as defined in Section 6.1.

      Initial Term as defined in Section 2.2.

      Intercreditor Agreement as defined in Section 3.1.8.

      Interest Period.

      (A) The term "Interest Period" means with respect to each Libor Advance: a period of one (1), two (2), three (3), four (4), or twelve (12) consecutive months, subject to availability, as selected, or deemed selected, by Borrower at least three (3) Business Days prior to the Loan, or if an advance is already outstanding, at least three (3) Business Days prior to the end of the current Interest Period. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by Borrower and shall end on the numerically corresponding day in the first, third, or sixth month thereafter, as applicable. Provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; but (iii) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day.

      (B) The term "Interest Period" shall mean with respect to each Variable Rate Advance consecutive periods of one (1) day each.

      (C) No Interest Period may be selected which would end beyond the then Maturity Date of the Loan (as actually extended). If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except as provided above in clause (A) relative to a Libor Advance.

      (D) The Borrower shall maintain an amount equal to the next required principal amortization payment required under Section 2.3.7 in either a one (1) month Libor Advance or as a Variable Rate Advance.

      Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

      Joinder Agreement as defined in the preamble of this Agreement.

      Joinder Documents shall mean the documents to be executed by each new Borrower at the time of the acquisition of a tenant in common interest in the Property, including, without limitation, the Joinder Agreement, UCC Financing Statements, individual tenant in common owner certificates, the thirty (30%) percent certification re: ownership, and all other documents deemed necessary by the Lenders to effectuate the interests created by the Loan Documents.

      Land as defined in Section 1.3.

      Leasing Cash Collateral Account as defined in Section 9.17.6.3.

      Leasing Cost Advances as defined in Section 6.1.

      Leasing Deficiency collectively the Alltel Leasing Deficiency and the Marriott Leasing Deficiency.

      Leasing Pro-Forma as defined in Section 9.17.1.

      Legal Requirements shall mean all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

      Lenders as defined in the Preamble.

      Lenders' Consultants as defined in Section 5.1.

      LBOR Rate. The Term "LIBOR Rate" shall mean as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in U.S. Dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the date that is two London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days proceeding the first day of such LIBOR Loan as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. Dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Loan. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D plus 200 basis points.

      Licenses and Permits shall mean all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, or by a private party pursuant to a Permitted Title Exception, and including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property or the Property.

      Limited Liability Company Agreement shall mean the operating agreement of each Borrower.

      Liquidation Proceeds. Means amounts received by the Administrative Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents (including, but not limited to, all rents, profits and other proceeds received by the Administrative Agent and/or the Lenders from the operation of the Project or the liquidation of any Collateral, but not including any amount bid at a foreclosure sale or on behalf of the Administrative Agent or otherwise credited to the Borrower, any deed-in-lieu of foreclosure or similar transaction).

      Loan as defined in Section 1.4.

      Loan Advances as defined in Section 6.1.

      Loan Agreement as defined in the Preamble.

      Loan Documents as defined in Section 3.2.

      Loan To Value Ratio or LTV as defined in Section 9.18.1.

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       Lockbox Agreement as defined in Section 3.1.9.

      London Banking Day means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

      MAI shall mean Member of the Appraisers Institute.

      Major Tenant as defined in Section 11.1.3.C.

      Make Whole Provision as defined in Section 2.3.15.

      Marriott as defined in Section 9.17.6.2.

      Marriott Lease as defined in Section 9.17.6.2.

      Marriott Leasing Deficiency as defined in Section 9.17.6.2.

      Marriott Payments as defined in Section 9.17.6.2.

      Maturity shall mean the Maturity Date, or, if the Maturity Date has been extended pursuant to the provisions of the Loan Agreement, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, or in any instance, upon acceleration of the Loan, if the Loan has been accelerated by Administrative Agent upon an Event of Default.

      Maturity Date as defined in Section 2.2.

      Minimum Release Price. The amount equal to 125% of the "as is" appraised value of each Vacant Parcel as determined by the Administrative Agent and as shown on Exhibit Release Schedule annexed hereto.

      Mortgage as defined in Section 3.1.1.

      Net Operating Income as defined in Section 9.19.1(iv).

      Note. The Notes payable to each of the Lenders in the aggregate principal amount of Forty-four Million Seven Hundred Thousand ($44,700,000.00) Dollars.

      Obligations as defined in Section 3.1.

      Operating Expenses as defined in Section 9.19.l.(v).

      Original Appraisal as defined in Section 9.18.1.

      Permitted Additional Debt as defined in Section 9.6.4.

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      Permitted Distributions as defined in Section 9.7.2.

      Permitted Title Exceptions as defined in Exhibit B to the Mortgage.

      Permitted Transactions as defined in Section 9.6.2.

      Permitted Transfers as defined in Section 9.6.3.

      Person means individual, partnership, joint venture, firm, fund, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority

      Present Value. The term "Present Value" means the value at the applicable maturity discounted to the date of pre-payment using the Treasury Rate.

      Prime Rate. The term "Prime Rate" means the per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      Property as defined in Section 1.3.

      Property Costs shall mean all amounts paid or payable in connection with owning, developing, leasing, operating, maintaining, repairing, restoring, and managing the Property including, without limitation, all other costs of construction, tenant inducements, leasing commissions, advertising, interest, taxes, insurance, fees for architects, engineers, lawyers, accountants and consultants, carrying costs, loan fees and other expenses of owning, developing and operating the Property (other than the balance of principal on the Loan due at Maturity).

      Property Management Agreement means that certain Management Agreement dated as of June_____, 2003 by and among the Borrower and the Property Manager, as the same may be modified or amended to the extent permitted by the terms and conditions of this Agreement.

      Property Manager means Triple Net Properties Realty, Inc., a California corporation, or any other Person who may become the successor property manager to the extent permitted by the terms and conditions of this Agreement.

      Protective Advances shall mean any advance by the Administrative Agent or the Lenders to pay any amounts for (i) unpaid real estate taxes relative to the Property; (ii) unpaid insurance premiums relative to the Property, or (iii) repairs or maintenance to the Property necessary for compliance with applicable Legal Requirements.

      Register as defined in Section 15.15.3.

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      Registered Land Surveyor shall mean a land surveyor or engineer licensed as such in the jurisdiction where the Property is situated.

      Release Ratio as defined in Section 9.19.1(ix).

      Released Property as defined in Section 10.4.

      Repair Work as defined in Section 14.1.

      Reportable Event as defined in Section 8.12.

      Required Equity Contribution as defined in Section 7.25.

      Required Lenders. As of any date, the Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Note on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

      Sale Notice as defined in Section 10.4.

      Scheduled Maturity Date shall mean the date that would then be the Maturity Date but for the extension of the Maturity Date pursuant to Section 2.6.

      Second Extended Maturity Date as defined in Section 2.2.

      Security as defined in Section 3.1.

      Security Documents as defined in Section 3.2.

      Single Purpose Entity means a limited liability company or limited partnership which, at all times since its formation and thereafter, (a) was organized solely for the purpose of owning certain portions of the Property, (b) has not and will not engage in any business unrelated to the ownership of such portions of the Property, (c) has not and will not have any significant assets other than those related to such portions of the Property, (d) except as otherwise expressly permitted by the Loan Documents or the Environmental Indemnity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of membership interests, or amendment of its operating agreement or limited liability company certificate, (e) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity, (f) has not done and will not do any of the following: (I) file a bankruptcy, insolvency or reorganization petition or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (II) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or any similar official for such entity or all or any portion of such entity's properties; (III) make any assignment for the benefit of such entity's creditors' or (IV) take any action that might cause such

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entity to become insolvent, (g) has maintained and will maintain its accounts, books and records separate from any other person or entity, (h) has not and will not commingle its funds or assets with those of any other entity, (i) has held and will hold its assets in its own name, (j) has conducted and will conduct its business in its name, (k) has paid and will pay its liabilities, including salaries of any employees, out of its own funds and assets, (1) has observed and will observe all limited liability company and limited partnership formalities,
(m) has maintained and will maintain an arms-length relationship with its affiliates, (n) has no indebtedness other than as expressly permitted under the Loan Documents or the Environmental Indemnity, (o) except as expressly permitted by this Agreement, has not and will not assume or guarantee or become obligated for the debts of any other entity or person, or hold out its credit as being available to satisfy the obligations of any other entity or person, (p) will not acquire obligations or securities of its members, (q) has established and maintains an office through which it conducts its business separate and apart from that of any of its affiliates or has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationary, invoices and checks, (r) except as expressly permitted by this Agreement, has not and will not pledge its assets for the benefit of any other person or entity, (s) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity, (t) has not made and will not make loans to any person or entity, (u) has not and will not identify its members or any affiliates of any of them as a division or part of it, (v) has not entered and will not enter into or be a party to, any transaction with its members or its affiliates (including the managing member) except in the ordinary course of its business and on terms which are intrinsically fair and are not less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, (w) has paid and will pay the salaries of its own employees from its own funds, and (x) has maintained and will maintain adequate capital in light of its contemplated business operation.

      Statement as defined in Section 16.16.

      SNDA Agreement as defined in Section 9.17.5.

      Surveyor and Survey Plan each as defined in Section 1.3.

      Tenant Improvements shall mean construction work to be performed by the owner of the Property as landlord under each applicable Approved Lease or other lease of the Property.

      Tenant-in-Common Agreement means that certain agreement entitled Tenants In Common Agreement initially by and among NNN NetPark, LLC, NNN NetPark 1, LLC, NNN NetPark 2, LLC, NNN NetPark 3, LLC, NNN NetPark 4, LLC, NNN NetPark 5, LLC, NNN NetPark 6, LLC, NNN NetPark 7, LLC, NNN NetPark 8, LLC, NNN NetPark 9, LLC, NNN NetPark 10, LLC, NNN NetPark 12, LLC, NNN NetPark 13, LLC, NNN NetPark 14, LLC, NNN NetPark 15, LLC, NNN NetPark 16, LLC, NNN -NetPark 17, LLC, NNN NetPark 18, LLC, NNN NetPark 19, LLC, NNN NetPark 20,

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LLC, NNN NetPark 21, LLC, NNN NetPark 22, LLC, NNN NetPark 23, LLC, NNN NetPark
24, LLC, NNN NetPark 25, LLC and such other Persons who may from time to time become a tenant-in-common thereunder.

      Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

      TNP as defined in Section 1.6.

      Treasury Rate. The term "Treasury Rate, means, as of the date of any calculation or determination, the latest Published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Administrative Agent) the amount approximately comparable to the portion of the Loan to which the Treasury Rating applies for the Interest Period, or (ii) in the case of a Prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

      TRIA as defined in Section 9.5.

      UCC means the Uniform Commercial Code in effect in the Commonwealth of Massachusetts and the jurisdiction where the Property is situated.

      Updated Appraisal as defined in Section 9.18.2.

      Vacant Lots as defined in Section 10.4.

      Variable Rate. The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate plus two hundred (200) basis points, with changes therein to be effective simultaneously with any chance in the Prime Rate without notice or demand of any kind.

      Variable Rate Advance. The term "Variable Rate Advance" means any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Variable Rate.

      Yield Maintenance Fee as defined in Section 2.3.15.

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